UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                  AMENDMENT NO. 3
                                        TO
                                     FORM SB-2
             Registration Statement Under The Securities Act of 1933

                        MASS MEGAWATTS WIND POWER, INC.
     -----------------------------------------------------------------------
                 (Name of Small Business Issuer in its charter)


            MASSACHUSETTS                              04-3402789
----------------------------------------  --------------------------------------
    (State or other jurisdiction of        (I.R.S. EMPLOYER Identification  No.)
     incorporation or organization)

            11 MAPLE AVENUE
            SHREWSBURY,MA                               01545
----------------------------------------  --------------------------------------
(Address of principal executive offices)              (ZIP CODE)

Issuer's  telephone  number  (508)751-5432
                             -------------

                               Jonathan C. Ricker
                      President and Chief Executive Officer
                                 11 Maple Avenue
                              Shrewsbury, MA 01545
                                 (508) 751-5432



Approximate  date  of  Proposed  Sale  to  the  Public:
Promptly after the effective date of this Registration Statement and continuously thereafter.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If this form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         Calculation Of Registration Fee


 TITLE OF
EACH CLASS                      PROPOSED
    OF                          MAXIMUM
SECURITIES                   OFFERING PRICE
OFFERING TO       DOLLAR       PER SHARE OF       MAXIMUM
    BE         AMOUNT TO BE       COMMON         AGGREGATE    REGISTRATION
REGISTERED      REGISTERED        STOCK       OFFERING PRICE       FEE
------------   -------------  -------------   --------------  ------------
COMMON             $600,000        $6            $600,000         $600
CONCURRENT
OF COMMON STOCK
BY SELLING
SHAREHOLDERS (1) $1,529,820        $6          $1,529,820       $1,530


(1) REGISTRATION OF 254,970 RESTRICTED COMMON SHARES


                              ---------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date or dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.




[This  space  is  intentionally  blank.]

================================================================================


                                  July 2, 2002

Prospectus

                        Mass Megawatts Wind Power, Inc.

                         100,000 shares of Common Stock

                         254,970 shares of Common Stock

     We are offering up to 100,000 shares of our common stock. at $6.00 per share. The shares are offered on a best efforts basis directly through our officers and directors, and we will pay no commissions or other fees in connection with the offering. There is no minimum of the offering, and all funds received will be immediately available for our use. We will receive a maximum of $600,000 these sales. Concurrently with the offering of 100,000 shares of Common Stock being made by the Company, the potential resale of 254,970 shares by certain selling shareholders is being registered on this registration statement.

     Our common stock is quoted on the NASD's OTC Bulletin Board at $6 per share at the filing of this document.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors" beginning on page 5.




     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The information in this prospectus is not complete and may be changed. The securities covered by this registration statement may not be sold until the registration statement covering the common stock is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.



     The  date  of  this  prospectus  is  July 2, 2002.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY. SEE THE RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                        Mass Megawatts Wind Power, Inc.


                                    FORM SB-2

                                Table of Contents


                                                                           Page

                                     PART  I

RISK  FACTORS                                                            PAGE  5

New  product  might  not  be  successful
New  Business  presents  new  obstacles
No  manufacturing  prototype
No  customer  contracts
No  operating  history
No  site  use  contracts
Marketing  risk
Possible  loss  of  entire  investment
Intellectual  property  risk
Additional  financing  needs  present  risk
Inability  to  sell  offering
Share  ownership  risk
No  prior  market  risk
Dilution  risk
Arbitrary  determination  of  purchase  price
No  dividend
Retention  of  quality  staff  members  risk
Growth  management  risk
Going  concern  qualifications
Uncertainty  of  Market  Acceptance
Limitations  in  Site  Locations
Regulatory  risk
Management  dependence
Supplier  reliance
Competition
Fluctuation  of  Conventional  Energy  Prices
Royalty  arrangement

USE  OF  PROCEEDS                                                        PAGE 10

DETERMINATION  OF  OFFERING  PRICE                                            11

DILUTION                                                                      11

SELLING  SECURITY  SHAREHOLDERS                                               11

PLAN  OF  DISTRIBUTION                                                        11

LEGAL  PROCEEDINGS                                                            12

DIRECTORS,  EXECUTIVE  OFFICERS, PROMOTORS AND  CONTROL  PERSONS              12

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT         15

DESCRIPTION  OF  SECURITIES                                                   16

INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                    16

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES                                                                   16

ORGANIZATION  WITHIN  THE  LAST  FIVE  YEARS                                  16

DESCRIPTION  OF  BUSINESS                                                     17

MANAGEMENT  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION                25

DESCRIPTION  OF  PROPERTY                                                     28

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                            28

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS               28

EXECUTIVE  COMPENSATION                                                       28

FINANCIAL  STATEMENTS                                                 F-1 - F-11

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE                                                                    29

Mass Megawatts was incorporated in 1997 in Massachusetts. Our principal offices are located at 11 Maple Avenue, Shrewsbury, Massachusetts. Our telephone number is (508) 751-5432. References herein to "Mass Megawatts" "we," "us," and "our," mean Mass Megawatts Wind Power, Inc. unless the context otherwise requires.


                                  RISK FACTORS

Investing in our shares is risky. You should carefully consider the following risks before making an investment decision. The trading price of our shares could decline due to any of these risks, and you could lose all or a part of your investment.


1.   New Product Development

The Multi-Axis TurboSystem, also known as the MAT, is a new product and has the potential of not being successful. The technological and operational success of the MAT is the key to the Company's success. As in the commercial development of any new mechanical product, long-term operation may lead to the discovery of deficiencies in the MAT design and/or in its manufacturing. For instance, long-term operation might disclose that the loading exceeds design criteria, resulting in materials fatigue failure.

2.   New Business Risks

The early stages of any start-up business are subject to many risks. Company success is highly influenced by the normal expenses, problems, complications, and frequent delays associated with a new business. It is likely that Mass Megawatts Power, Inc. will continue to require substantial capital in addition to the proceeds of this offering. The ability to raise capital and support growth of its operations is dependent on maintaining suitable profit margins for each investment the Company makes in its Multi-Axis TurboSystem. Additionally, numerous factors including the nation's economy, conditions of the capital markets in general, and conditions affecting the wind energy industry may affect Mass Megawatts Power, Inc.'s ability to raise capital. There is no assurance that the Company's products will result in a commercial success.

3.   Company not at Mass Production Stage

Currently no MAT prototypes suitable for commercial or mass production have been completed or tested. Fatigue and weather related structural testing has been done on a limited basis with a proof of concept prototype. The future success of the Company is dependent on its ability to manufacture and to deliver the MATs on a timely basis at a sustained and acceptable cost. While the assembly capacity could be established without much difficulty, as of yet no full scale MAT has been built. Increasing this assembly capacity might involve uncertainty and risk.

4.   No Customer Contracts and Market Risk

The Company does not currently have any customer contracts for the purchase of electricity. The future success of the Company is dependent on the market acceptance of the MAT. In the past, the introduction of new wind power technology has been received with hesitance as many technologies have failed. Additionally, many potential customers believe that wind energy is unpredictable and not economical in comparison to other energy sources. There is a belief among energy industry participants with little knowledge of the wind energy segment that a suitable power quality with a stable voltage and frequency can not be produced using wind. No favorable utility purchase agreement has been signed at a purchase price that would result a profit. The Company does not currently have a sales and marketing team. There can be no assurances that the Company's own marketing efforts will be successful. The Company has not entered into any distribution arrangements.

5.   Possible Loss of Investment

Prospective investors should be aware that their entire investment could be at risk. Quarterly variations in financial results could cause the market price of the Common Stock to fluctuate substantially. Mass Megawatts Power Inc.'s revenues and earnings are difficult to predict because of the unpredictable timing related to the production goals. In addition, the stock marketing in general could experience wide price and volume fluctuations. There are no assurances that an investment in this company will be profitable.


6.   Intellectual Property

There can be no assurances that patents will issue from any of the pending applications. In addition, with regard to any patent that may issue, there can be no assurance that the claims allowed will be sufficiently broad to protect the Company's technology or that issued patents will not be challenged or invalidated.

7. Risk of Inability to Achieve the Maximum Proceeds in the Amount of the Offering

It will be more difficult for the company to achieve a successful implementation of its business plan if the maximum proceeds made available through this offering cannot be raised. Wind power generating facilities require substantial investments. General economic and capital market conditions may have a negative impact in the Company's ability to achieve the maximum proceeds amount. If less than the maximum proceeds are sold, the percentage of non-product manufacturing expenses (offering, legal, accounting, and advertising expenses) to the overall use of offering proceeds will be greater than the percentage if the maximum proceeds are sold.

8.   Share Ownership Concentration

After this offering, Mr. Ricker, the President of Mass Megawatts Power, Inc., will still own at least 85% of the Company's shares. Therefore, Mr. Ricker will be most influential in dealing with the board of directors and all other matters in which come before the shareholders. Such matter includes those deemed to have control over management and the affairs of the Company. Other transactions, such as mergers, tender offers, open market purchase programs or other purchases of common stock that could give shareholders of Mass Megawatts Power, Inc. the opportunity to realize a premium over the then-prevailing market price for the shares will be difficult or impossible without the support of Mr. Ricker.

9.   Stock Market Risk

There has been no guarantee of a market for our Common Stock and the Investors may not be able to sell their shares after the offering is completed. Although the common stock of Mass Megawatts is traded on the Over the Counter Bulletin

Board (OTC-BB), there can be no assurance that a significant public market will develop or be sustained after this offering. In addition, there is risk that the offering will not be able to be completed.

10.  Growth Management

Rapid growth could impair the Company's ability to effectively manage growth. Managing growth requires expanding the employee, operational, and financial bases. Failure to develop efficient construction and manufacturing processes of the MATs could have a negative impact on the ability to manage growth. Mass Megawatts Power, Inc. mignt not have the ability to execute its forward commitments to manufacture and construct its MATs.

11.  "Going Concern" Qualifications

Our auditors have included an explanatory paragraph in their reports on our financial statements regarding our ability to continue as a going concern. During the ordinary course of business, operating losses have incurred each period since inception, resulting in an accumulated deficit and negative cash flows. Currently, management is soliciting additional equity investors to fund these losses. However, these conditions raise substantial doubt about the Mass Megawatts Power, Inc.'s ability to continue as a going concern. The financial statements do not include any adjustment relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

12.  Limited Site Locations

Local regulatory, permitting, and zoning constraints may limit, delay, or affect the cost of site development. The visibility of wind turbines as well as threats to endangered or migratory birds may require turbines to not be sited near areas where such species might be threatened. In addition, suitable sites may be located in areas where the availability of wind resource does not coincide with power needs and it may be remote from adequate transmission facilities. In some otherwise favorable sites the energy cost may be low. Some sites might be limited with the high cost of acquiring easements and other land use rights. Site development may be affected by social policy concerns, such as noise and visibility of wind energy systems. The danger to migratory birds and other wildlife may require the site locations to be abandoned or moved to areas where the endangered species might not be threatened. Other site related issues include local regulatory, zoning and permitting constraints which may delay, limit or affect the cost of site development.

13.  Regulations

The electric industry is subject to energy and environmental laws at the federal, state, and local levels. The Public Utility Regulatory Act of 1978 provides qualifying facilities ("QFs") important exemptions from substantial federal and state legislation, including regulation as public utilities. Loss of QF status by any one of the Company's projects could cause the Company to become a public utility holding company, thereby causing many of the Company's other projects to lose their QF status and become subject to regulation as public utilities. The compliance of the regulations may be complicated or difficult. Specialized or legal assistance may be required for the company to carry out its business.

Electric generation projects also are subject to federal, state, and local laws and administrative regulations, which govern the geographic location, zoning, land use, and operation of plants and emissions produced by said plants. Recently, modified legislation of the Public Utility Holding Company Act of 1935 ("PURPA") increases competition by allowing utilities to develop production facilities that don't qualify as QFs without being subject to regulation under PUHCA.

14.  Suppliers Reliance

Interruption of suppliers operations can delay delivery of components to the company, which could adversely impact the company's operations. Mass Megawatts Power, Inc. purchases components from outside venders and is aware of alternative suppliers for single-sourced items. The Company believes that the loss of any one supplier would have only a short-term impact on its production schedule. In the long term, additional suppliers will be required as production volume increases.


15.  Competition

Fossil fuel-fired plants including gas-fired and petroleum-fueled power plants, are the primary competition of the Company. In addition, the increased use of competitive bidding procedures has made obtaining power purchase agreements with utilities more competitive. Competitive bidding generally has reduced the price utilities pay independent power producers, which, in turn, reduces the profitability of many independent power projects. If wind power becomes a more widely accepted technology, large and well-capitalized companies deciding to invest in any of the various wind power technologies, may also increase the competition.

16.  Fluctuation of Conventional Energy Prices

Survival of wind-powered facilities depends on producing electricity at a cost that is competitive with other forms of generation. Low fossil fuel prices, which reduce the cost of electricity generated by fossil fuels, may adversely affect the Company's ability to generate profits.

17.  Dilution

The proposed initial public offering price is substantially higher than the average price per share paid by investors in the Company to date. Accordingly, new investors in the Company will experience substantial immediate dilution with respect to their investment.


Note: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Disclosure Document, potential investors should keep in mind other possible risks that could be important.


FORWARD  LOOKING  STATEMENTS

     Some  of  the  statements  under  "Prospectus  Summary,"  "Risk  Factors,"
"Management's  Discussion  and  Analysis  of  Financial Condition and Results of
Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

Among the important factors that could cause actual events to differ materially from those indicated by forward-looking statements in this registration statement are the failure of the Company to achieve or maintain necessary zoning approvals with respect to the location of its MAT power developments; to successfully produce the MAT on time and remaining competitive; the inability of the Company to sell its current turbines offered for sale or any future sale, if needed, to finance the marketing and sales of its electricity; general economic conditions; as well as those risk factors detailed in the periodic reports filed by the company

                                 USE OF PROCEEDS

CAUTIONARY NOTE: After reviewing the portion of the offering allocated to the payment of offering expenses or similar payments, a potential investor should consider whether the remaining portion of his investment, which would be that part available for future development of the Company's business and operations, would be adequate.




Total Proceeds                           $600,000            100%
Less:
     Offering expenses, commissions,
     and  finders  fees                     -0-                0%
     Legal  and  Accounting              $ 12,000              2%
     Copying  and  Advertising           $ 12,000              3%
     Net  Proceeds  from  Offering       $570,000             95%

Use of Proceeds:
     Prototype                           $360,000             60%
     Test  and  Data  Analysis           $ 30,000              5%
     Reserves  for  Retrofits            $ 30,000              5%
     Working  Capital  Needs             $ 60,000             10%
     Marketing and Advertising           $ 60,000             10%
     Administration                      $ 30,000              5%




     The highest priority will be constructing a full scale Multiaxis Turbosystem prototype rated 400 kilowatts. If Mass Megawatts, Inc. cannot raise the $360,000 needed for building a 400 kilowatt rated Multiaxis Turbosystem , a smaller prototype with the funding will be built. In the construction of the power plant, the Mass Megawatts would first conduct weather related and environmental testing activities. If the testing was not acceptable toward a long term cost effective method of construction, then parts of power plant would be built which would be more expensive, requiring more materials and other construction needs. Retrofits of earlier versions may be needed. As a result, a percentage of the proceeds will be reserved for potential contingencies. The Mass Megawatts may repeat the process if necessary.


     The next priority is our marketing program. The first effort will be toward developing strategic alliances with other wind power developers who have done the initial steps of zoning, financing and other requirements toward developing successful wind energy projects. The developers may benefit from Mass Megawatt's new product if it can be proven to be more cost effective. No assurance can be given as to the development of a successful new product. Numerous other risks may prevent developers from considering any business relationships with Mass Megawatts.

     As soon as the Mass Megawatts establishes on the course of its primary marketing efforts, the Company plans to establish strategic alliances with companies involved with green marketing programs. As noted earlier, numerous other risks may prevent developers from considering any business relationships with Mass Megawatts. No assurance can be given as to the development of a successful marketing efforts. The Company, Mass Megawatts, will begin these efforts with "word of mouth" techniques at business organizations and with power brokers. Other efforts include direct advertising to green pricing customers either through direct mail or advertising in the media in conjunction with environmental related events. On a limited budget, the Company will be able to determine which marketing methods are most effective by marketing in a very limited geographical area.

     As initial marketing efforts including "word of mouth" techniques have matured, the company will advertise in local publications if cash flow allows continued marketing efforts. Again as noted earlier, no assurance can be given as to the development of a successful marketing program. If successful, television and radio advertisement could be utilized.

     As our next priority, working capital and administrative support will be used for contingencies on an "as needed" basis.

     Finally, the priority of any additional research and product development needs would be financed by the offering proceeds after the working capital and administrative activities are satisfied.

     After using the proceeds, Mass Megawatts should be in a better position to raise more financing within one year for commercializing its product.




DETERMINATION  OF  OFFERING  PRICE

     The offering price of ten dollars for each share of no par Common Stock is strictly an arbitrary figure.


DILUTION


Shares Issued and Outstanding, Common Stock, no par
Before  the  Offering  (January 31, 2002)                       2,075,210 shares

Shares Issued and Outstanding, Common Stock, no par
If  the  event  of  the  successful  completion  of
The  offering  can  be  achieved.                               2,175,210 shares


     Our net tangible book value as of April 30, 2001 was $22,584 or $.01 per share. Our net tangible book value per share is determined by subtracting the total amount of our liabilities from the total amount our tangible assets and dividing the remainder by the weighted average number of shares our common stock outstanding.

     The adjusted pro forma net tangible book value per share after this offering will be $.11 per share to the public in this offering, based on an assumed initial public offering price of $10 per share. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $9.89 per share. The following table illustrates this dilution:

Assumed initial public offering price per share . . . .             $6.00

Pro Forma net tangible book value per share as of
April 20,
2001 . . . . . . . . . . . . . . . . . . . . . . . . .  $222,584

     Increase in net tangible book value per share
attributable to new investors. . . . . . . . . . . . .  $200,000

Pro forma net tangible book value per share after this
Offering . . . . . . . . . . . . . . . . . . . . . . .             $ 0.11

Dilution per share to investors in this offering . . .             $ 5.89



The following table presents the following data, as of April 30,2001 and assumes an initial public offering price of $10.00 per share FOR our new investors:
                                                          ---

     -    the  number  of  shares  of  our  common  stock  acquired  from  us;
     -    the  total  cash  consideration  paid;
     - the average price per share paid before deducting estimated underwriting fees and our estimated offering expenses; and
     - the average price per share paid by the existing holders of common stock.

                          Shares of
                           Common
                            Stock          Consideration
                          Acquired
                                         Amount      Percent   Average Price
                                                                 Per Share
Existing Shareholders .   2,003,683  $      424,398       99%  $         2.25

New Investors . . . .       100,000  $      600,000        1%  $         6.00

Totals. . . . . . . .     2,023,683  $      624,398      100%
                                     ==============  ========


SELLING  SHAREHOLDERS

 The following table sets forth, as of June 27, 2002, the number of restricted shares beneficiarily owned prior to the offering, the number of shares to be offered or sold and the number of shares owned after the offering ( assuming the sale of all shares of Common Stock being offered) by the selling shareholders.

Name                       Total Number          Number of shares       Number of
                           Of restricted shares  to be offered or sold  Shares to be owned
                           owned                                        After the offering
Maurice B. Abasciano                      8,715                  8,715                 -0-
Air Flow Wind, Inc.                      15,000                 15,000                 -0-
Lillian M. Atkinson                       1,000                  1,000                 -0-
James M. Barrett                         22,105                 22,105                 -0-
Dale Benander and
Alexis Benander Jt Ten                    2,500                  2,500                 -0-
David Bergeron                              600                    600                 -0-
Dennis A. Bergeron                          700                    700                 -0-
Judith E. Berthiaume                      1,000                  1,000                 -0-
George M. Bettencourt                     2,500                  2,500                 -0-
Barbara Beyeler                             250                    250                 -0-
Bruce Beyeler and
Nancy Beyeler Jt Ten.                     1,000                  1,000                 -0-
Elena Beyeler                            13,780                 13,780                 -0-
Elena Beyeler and
Kent Beyeler Jt Ten                       1,000                  1,000                 -0-
Kent  Beyeler
Sara Beyeler Jt Ten                         100                    100                 -0-
Harvey Canaan                               250                    250                 -0-
Michael Carrier and
Karen Carrier Jt Ten                      3,000                  3,000                 -0-
Heather Chabre and
Norman Chabre Jr Jt Ten                     490                    490                 -0-
Norman Chabre and
Heather Chabre Jt Ten                       200                    200                 -0-
Norman Chabre                               540                    540                 -0-
Joan M. Claprood                          1,000                  1,000                 -0-
Maria G. Coan                             1,000                  1,000                 -0-
Frederick J. Cordella                     5,000                  5,000                 -0-
David LaCroix                               400                    400                 -0-
John Cunningham and
Laurie Cunningham Jt Ten                    700                    700                 -0-
Nancy David                               1,000                  1,000                 -0-
Lisa E. Dusell                               50                     50                 -0-
Karl E. Epper                             1,000                  1,000                 -0-


Jodie Fink and
Paul Pizzuti Jt Ten                         200                    200                 -0-
Michael S. Gadarowski                     9,000                  9,000                 -0-
Neil Gadwa                                1,000                  1,000                 -0-
Edward Gardner                              200                    200                 -0-
James O. Giffen                           5,500                  5,500                 -0-
Ira J. Gorfinkle                            800                    800                 -0-
I. Daniel Graham
And Kent Beyeler                            200                    200                 -0-
Sally Harding                               800                    800                 -0-
David G. Heyn                             2,000                  2,000                 -0-
Frederick H. Heyn III                    14,000                 14,000                 -0-
Kerrie  A. Heyn                           2,000                  2,000                 -0-
Michael F. Heyn                           2,000                  2,000                 -0-
Susan Hoffer                                400                    400                 -0-
Chris Hughes                                950                    950                 -0-
Jeffrey S. Hughes                           400                    400                 -0-
Timothy A. Hughes                        15,600                 15,600                 -0-
James Robert Ingalls                        888                    888                 -0-
Morris B. Johnson                           400                    400                 -0-
Leo Joncas                                  150                    150                 -0-
Sandra S. Katz                            1,500                  1,500                 -0-
Robert J. Kelley                            600                    600                 -0-
Steven Klein                                400                    400                 -0-
Kristjan Kristjansson                       700                    700                 -0-
David Lacroix                               800                    800                 -0-
Yvonne M. Lambert
James O. Lambert Jt Ten                  24,199                 24,199                 -0-
Peter Lapriore
C/o Lapriore Videography                    919                    919                 -0-
Kevin Lashua and
Virginia Lashua Jt Ten                      300                    300                 -0-
Little Shack Corporation                 25,000                 25,000                 -0-
Mauro V. Losapio                          1,000                  1,000                 -0-
Fernando Melo                             1,583                  1,583                 -0-
Joao Melo                                   400                    400                 -0-
Gloria Meza                                 250                    250                 -0-
Brian Morrissey and
Debra Morrissey Jt Ten                      600                    600                 -0-
Dorothy A. Morrissey                      2,000                  2,000                 -0-
Chris Mullane                             8,500                  8,500                 -0-
Robert A. Murdough                          500                    500                 -0-
Brian O'Gara                              3,175                  3,175                 -0-
Kenneth A. Page
c/o Page Electrical Corp.                 2,917                  2,917                 -0-
Denise Purinton                             100                    100                 -0-
Jonathan Rayburn                          8,000                  8,000                 -0-


Juan C. Rodriguez                         2,155                  2,155                 -0-
Emery A. Rouleau Jr.                      1,000                  1,000                 -0-
Patricia Roy                                200                    200                 -0-
William Shea and
Miriam Shea Jt Ten                          600                    600                 -0-
Andrea Slade                                100                    100                 -0-
Robert A. Slavin                            400                    400                 -0-
Robert P. Slavin                            800                    800                 -0-
John K. Snyder                              100                    100                 -0-
Gail E. St Clair                            200                    200                 -0-
Jeffrey St Laurent                          100                    100                 -0-
Janet E. van Steensel                       600                    600                 -0-
John G. van Steensel                        600                    600                 -0-
Paul R. van Steensel                      1,200                  1,200                 -0-
Joyce Swett and
Thomas Swett Jt Ten                         300                    300                 -0-
Esther A. Taber                             500                    500                 -0-
Scott Taber                              12,703                 12,703                 -0-
Carl E. Ward                                250                    250                 -0-
Carl J. Ward                                250                    250                 -0-
Kenneth J. Ward                           6,000                  6,000                 -0-
Way Yin Yuen                                600                    600                 -0-
Joseph C. Zecca                           1,500                  1,500                 -0-

PLAN  OF  DISTRIBUTION

  We will sell shares directly to the public through our officers and directors who will receive no compensation in connection with the sale of the shares. We will begin the offering promptly and pursue it continuously thereafter until the maximum has been sold. However, we have the right to discontinue the offering after 60 days even if the maximum has not been sold. This is a best efforts offering, and we can give no assurance that any number of shares will be sold.


LEGAL  PROCEEDINGS

  The Company currently have no legal proceedings to which the Company is a party to or to which its property is subject to and, to the best of its knowledge, no adverse legal activity is anticipated or threatened.


DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL  PERSONS

Cautionary Note: Due to the financial limitations of hiring full time management until a refined prototype is developed, certain members of the management team have been retained as consultants on an as-needed basis and are not guaranteed week to week work on a consistent basis in the foreseeable future.

     The following table sets forth the names and ages of the Company's directors and executive officers and the positions they hold.

Name:                    Age:                 Position:

Jonathan Ricker           42         Chairman, Chief Executive Officer and Chief
                                     Financial  Officer
Thomas D. McBride         44         Consulting Chief Operating Officer
Susan  Durnford           42         Financial  Consultant
Michael  A.  Cook         45         Project  Finance  Manager
Thomas  Andrellos         39         Consulting Director of Business Planning
Thomas  M.  Dill          43         Consulting  Director of Corporate Services
Peter  W.  Wallis         38         Consulting Electric Utility Sales Manager
F.  Adrian  Price         58         Principal  Mechanical  Engineer
Jodi  A.  Vizzo           33         Director
Allison  Gray             44         Director

     The following sets forth biographical information about the Company's directors and executive officers, including periods of service for the Company. The executive officers serve at the discretion of the Board of Directors and until their successors are duly elected and qualified. The Company's Board of Directors are elected annually by the stock holders of the Company and serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.


Chairman and Chief Executive Officer
Jonathan  Ricker
11  Maple  Avenue
Shrewsbury,  MA  01545

 For the past 20 years, Mr. Ricker has been involved in product development, strategic planning, and market evaluations for clients in growth businesses. He served as Senior Registered Options Principal in the Investment Banking industry, developing innovative risk protection solutions for clients. Mr.
Ricker's involvement with investment banking provided insight into the significant long-term potential for opportunities related to wind energy and as a result he has been actively researching wind energy for more than 10 years.

Education (degrees, schools, and dates)

1978 - 1982     Bentley  College     Bachelor of Science, General Business
                Waltham,  MA         Associates Degree, Science of Accounting

1974 - 1978     Worcester Academy Liberal Arts Worcester, MA

Chief Operating Officer
Thomas D. McBride
Deerfield Circle
Shrewsbury, MA01545

Mr. McBride was instrumental in improving several business operations over the last 25 years. Tom has an extensive background of operations experience with strong product development, product planning, and business development skills. He served for five years as Operations Manager for Lawrence Pumps, Inc. of Lawrence Massachusetts. He was instrumental in restoring profitability and then achieving and sustaining record levels of profitability. Tom improved cash f low and instituted performance goals and measurement infrastructure at Lawrence Pumps. Mr. McBride also implemented shop floor control and capacity planning functions. Before his employment at Lawrence Pumps, Tom was the Director of Engineering for seven years at Nelmor Company, Inc. of North Uxbridge,

Massachusetts. Mr. McBride developed a team oriented engineering staff, which helped reverse the declining market share through product upgrades and introducing new products. He decreased lead times on standard orders to production. Tom obtained several U.S. and foreign patents pertaining to special equipment used at Nelmor Company. Mr. McBride has the ability and track record for improving manufacturing efficiencies, reducing lead-time, analyzing performance, budgeting workloads, and other planning capabilities for operating a company.

Education (degrees, schools, and dates)

: MBA  from  University  of  Akron  in  1978
BSME from University of Missouri in 1970




Chief  Financial  Officer
Susan  Durnford
Old  Post  Road
Marlborogh,  MA  01752

Ms. Durnford served as Chief Financial Officer and Financial Analyst for Littlewood Communications. Sue handled all aspects of finance including contract negotiations. As part of her duties, she has created bids and submitted proposals. In other activities, Ms Durnford had managed the cash flow and all aspects of accounting for the firm. Sue has served as part of the senior management team in general business decision-making Ms. Durnford also has over 25 years experience in Human Resources and Finance. Sue has served as Human Resource Director for MKE- Quantum Components, and had broad human resources experience in previous companies. Ms. Durnford handled the Human Resources responsibilities for due diligence of two $300+ million acquisitions and high tech IPO spin offs. Sue has developed and managed compensation, benefits, and incentive programs for executives, sales staff and other employees in both large and small companies. Sue achieved significant savings in benefit negotiations and redesign of benefits programs, while enhancing the benefit to employees.

Education  (degrees,  schools,  and  dates):
BA  degree  from  Michigan  State  University  in  1973

Michael  A.  Cook,
Project  Finance  Manager

Mr. Cook has over 25 years of experience in the project finance in energy industry including 15 year involved with wind energy. He faced the challenges of renewable Technologies being experimental and lacking sufficient historical long life data of traditional energy projects. His first wind energy finance package was underwritten by Continental Insurance Company in 1984. Mike has been developing structured financial risk mitigation programs that gives added assurance of debt repayment to project lenders involved in new energy technology like wind energy. Mr. Cook gained his experience in new project finance when he was the Pacific Regional Manger of Special Risk Property and Machinery Department for 10 years at Continental Insurance Company. Mike managed a staff, which included professional division managers and 5 satellite offices. He also served 3 years as an Executive at the Special Risk Energy Technical Department of the Energy and Utility Division of CIGNA CorporationMike was involved in the development of financial methods for new projects for several energy companies including Ormat, Mission Energy, TOSCO, PG&E, SMUD, Colorado Public Service, LUZ Solar, and many wind projects. Mike' method of mitigating risk includes weather risk insurance coverage including the lack of good wind. With proper documentation generated by project due diligence and local public data, financial guarantees of the course of nature is available.

Thomas  Andrellos,
Director  of  Business  Planning

Mr. Andrellos has over 20 years experience in the areas of Materials Management. Purchasing, and Business Planning. Tom has lead the start-up efforts of a high volume process intensive manufacturing division that expanded into multiple sites in the United States and Far East. Directed the operational organization in support of budget objectives, business goals, and customer delivery. Managed a cost center budget of over $60 million in inventory spending and $100 million in capital equipment purchases. Tom's past experience includes being a new product manager, planning and logistics manager, plants materials manager, and an inventory-planning supervisor. Mr. Andrellos received many awards in the areas of leadership, inventory reduction, program management, and employee values.

Thomas  M.  Dill,
Director  of  Corporate  Services

Mr. Dill has over 25 years of Manufacturing, Industrial Engineering, Real Estate, and Facilities management experience. Most recently Tom was the Director of Real Estate and Facilities for MKE-Quantum Corporation responsible for three facilities operations with two sites in the United States and Indonesia. Prior to MKQC Mr. Dill spent nine years as Director of Real Estate and Corporate Planning for two high tech companies. From 1975-1990, he worked as an industrial engineering manager in the semiconductor industry and printed circuit boards. Hid project management responsibilities included the construction of a $20 million class 1, clean room facility for semiconductor manufacturing, a $35 million office building expansion and a $6 million loading dock and chemical storage facility. Tom is a licensed Real Estate Broker and Massachusetts Construction Supervisor. In 1982, Tom received his B.S. in Business Administration from Boston University.

Peter  W.  Wallis,
Electric  Utility  Sales  Manager

Mr. Wallis has coordinated utility RFP bids for projects totaling more than $1 billion. He prepared projects for approval by the Board of Directors of New England Electric Systems. Among his activities, he coordinated the sale and contract negotiation of over $150 million of energy conservation services. Peter also served as Director of Project Development of the Northeast region for over $ 1 billion worth of electricity sales coordinated under utility bidding procedures of four 20 megawatt proposals. Mr. Wallis also coordinated bids for New England Electric Systems resulting in ten conservation and four cogeneration proposals selected for projects selling over $200 million of electricity. He holds an MBA at Harvard Graduate School of Business Administration and a BA of Applied Mathematics at Brown University.

F.  Adrian  Price,
Principal mechanical engineer

Adrian has 18 years of experience in vital areas of wind turbine design being the specification, design, and testing of rotating mechanical equipment. Mr. Price will be the Project Engineer and coordinate the overall project. Adrian has experience in managing multimillion dollar engineering project rotating machinery and equipment. Mr. Price had worked for Vertatec for 7 years on rotating machinery used in manufacturing and acquired valuable skills when he worked at Mount Hope Machinery. He has the analytical experience to work with designers and engineers with experience in structural and dynamic analysis. Adrian also has 4 years of experience at Bird Machine with high speed rotating machinery.

Mr. Price has a BS and MS from Massachusetts Institute of Technology


DIRECTORS

There are presently three Directors of the Company, one is an inside director, and two are outside Directors.

They  are  elected  every  year  at  the  Company's  annual  meeting.

Jodi  A.  Vizzo
Mrs. Vizzo is currently a Corporate Administrator for RR Corporation in Shrewsbury MA 8 Tamarack Lane Shrewsbury, MA 01545

Alison  Gray
Ms. Gray is currently a Corporate Administrator for RIGR Corporation and a local businesswoman located in Shrewsbury, MA.
35  Westwood  Road
Shrewsbury,  MA  01545

Jonathan Ricker Chairman and Chief Executive Officer of Mass Megawatts Power, Inc. of Shrewsbury, MA ( See Executive Officers.)




SECURITY  OWNERSHIP  OF  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth information, as of July 20, 2001, relating to the beneficial ownership of the common stock by all persons known by the Company to beneficially own more than 5% of the outstanding shares of common stock of the Company. No director, director nominee or executive officer other than Mr. Ricker owns any shares of the common capital stock . There were 2,003,683 shares issued and outstanding as of July 20, 2001.

Title of Class         Name and Address         Amount and Nature  Percent of Class
                     Of Beneficial Owner          of Ownership
Common Stock    Jonathan Ricker                         1,800,000                90%
                11 Maple Avenue
                Shrewsbury, MA 01545

Common Stock    Allison Gray                                  200                 *
                11 Maple Avenue
                Shrewsbury, MA 01545

Common Stock    Jodi A. Vizzo                                 200                 *
                11 Maple Avenue
                Shrewsbury, MA 01545

Common Stock    All officers and directors as           1,800,400                90%
                a group(3 persons)

*Less  than  1%  of  the  issued  and  outstanding  shares  of  common capital stock

DESCRIPTION  OF  SECURITIES


   As of July 20, 2001, there were 166 shareholders of Common Stock. There were 2,003,683 common shares issued and outstanding. The Company has 2,200,000 common shares authorized. All the shares have equal rights with respect to voting, liquidation, and dividend rights. Of the Company's total outstanding shares, approximately 195,183 shares may be sold, transferred or otherwise traded in the public market without restrictions, unless held by an affiliate or controlling shareholder of the Company. None of the free trading shares are held by an affiliate.

The other 1,800,000 common shares are restricted shares which have not been registered pursuant to the Securities Act of 1933 and any state regulations. The restricted stocks are not freely tradable.

The restricted stock may not be sold or offered for sale in the absence of an effective registration statement as to the securities under said Act and any applicable state securities laws or an opinion of counsel satisfactory to the issuer that such registration is not required.

     An example of an exemption from registration of restricted shares is Rule 144 of the Securities Act of 1933. Under Rule 144 and subject to certain limitations a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell in "broker transactions" or to market makers, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale.

TRANSFER  AGENT

   Mass Meagawatts Power, Inc.'s transfer agent is OTR,Inc. Transfer Agent and Registrar of 317 SW Alder, Suite 1120, Portland Oregon. The telephone number is(503)225-0375.


EXPERTS

Our balance sheet as of April 30, 2001 and the statements of our operations, shareholders' equity and cash flows for the year then ended, have been included in this prospectus in reliance on the report, which includes an explanatory paragraph on our ability to continue as a going concern, Pender Newkirk and Company, Certified Public Accountants, given on the authority of that firm as experts in accounting and auditing.

In the previous year, our balance sheet as of April 30, 2000 and the statements of our operations, shareholders' equity and cash flows for the years then ended, have been included in this prospectus in reliance on the report, which includes an explanatory paragraph on our ability to continue as a going concern, O'Connor, Maloney and Company, Certified Public Accountants, given on the authority of that firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR THE SECURITIES ACT LIABILITIES

Pursuant to Massachusetts General Laws, the Company has the power to indemnify an officer or director who, in their capacity as such, is made a party to any suit or legal action if such officer or director acted in a manner believed to be in the best interest of the Company. In the case of criminal proceedings, the director or officer is indemnified if there is no reasonable cause to believe that officer's or director's conduct was unlawful. Massachusetts law permits a corporation to purchase and maintain liability insurance on behalf of its officers and directors. Presently, the Company does not carry such insurance. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore unenforceable.



ORGANIZATION  WITHIN  THE  LAST  FIVE  YEARS

Mass Megawatts Power Inc., a Massachusetts Corporation, (" Mass Megawatts" or the "Company") is in the business of producing wind turbines and selling wind generated Electricity. The Company was organized under the laws of the Commonwealth of Massachusetts on May 27,1997. Mass Megawatts Power, Inc. changed its name from Mass Megawatts, Inc. on January 2, 2001.

     There has been no bankruptcy, receivership or proceeding in the Company's history. No event occurred involving material reclassification, merger, consolidation, or significant amount of assets purchased or sold not pertaining to the ordinary course of business. Mass Megawatts has not recorded any significant revenue since its inception and there is substantial doubt about the going concern status of the company without additional funding.




DESCRIPTION  OF  THE  BUSINESS



Mass Megawatts SUMMARY

     Mass Megawatts intends to build and operate wind energy power plants and to sell the generated electricity to the power commodity exchange. The Company's MultiAxis Turbosystem (MAT) technology (multiple patents pending) will establish constantly renewable, clean, cost-competitive wind energy. Based on MAT's performance, the Company's proposed 1000 megawatt wind farm is expected to produce power at a cost of 2.4 per kWh. The Company anticipates being able to sell electricity to the Pacific Power Exchange at the conservative price of $3.00 per kWh. If Mass Megawatts chooses to work through power brokers, the Company believes it could potentially sell the environmentally correct "green" power for as much as $6.50 per kWh.

Licensing  Rights

     Pursuant to a Licensing Agreement effective as of June 21, 2000, Mass Megawatts has been granted a license from the chairman and chief executive officer of the Company, Jonathan C. Ricker, to market, within a limited territory, the MultiAxis Turbosystem (MAT) and associated technology relative to wind velocity augmentation. The MAT is comprised of certain products and technology covered by eight applications for United States Letters Patent by Mr. Ricker. The limited territory is defined as: Massachusetts, New York, New Jersey, Pennsylvania, California, Illinois, Kansas, Michigan, Minnesota, Nebraska, North Dakota, South Dakota, Texas, Vermont, Washington, and Wisconsin. Mass Megawatts must pay a royalty fee to Mr. Ricker based on two percent of the net sales of Mass Megawatts for the life of the patent of each product being licensed pursuant to the Licensing Agreement. A copy of this Licensing Agreement is being filed as an exhibit to this 10K-SB.

The  Product

     The Mass Megawatts leading product is the MultiAxis Turbosystem ("MAT"), proprietary technology licensed from the Company's Chief Executive Officer and Chairman, Jonathan C. Ricker. Wind turbines take advantage of a free, clean, inexhaustible power source to convert wind energy into electricity. Each MAT consists of a rectangular fabricated steel frame 80' high x 80' long and 40' wide, elevated 50' above ground level for improved wind velocity, and secured to footings at ground level. Each frame houses 16 shaft 4-tiered stacks, and onto each stack is mounted 8, 4' wide x 18' long blades. Each stack is connected to two generators mounted on the ground level footing. The generators feed to a power collector panel which, in turn, connects to the power grid. Each MAT unit is rated at 360 kWh.

     In order to generate large amounts of cost-efficient energy, conventional turbines (airplane propeller style) require massive, and expensive, rotors to turn the huge blades. These blades must be of a diameter sufficient to increase the airflow impacting the blade's surface area. As the diameter of the blade increases, so too does the cost of other components. Large blades also create structural stress and fatigue problems in the gearbox, tower, and in the yawing system which turns the turbine into the optimal wind direction.

     The MAT reduces blade cost by using a geometrically simple, smaller blade which addresses problems associated with vertical axis turbines. Vertical axis turbines suffer from severe structural stress problems caused by the forces of lift which push the blades back and forth causing heavy cyclical loads. As vertical turbines rotate, wind contacts them first from the left side, then from the right. This constant repetitive motion causes fatigue. The popular propeller, or horizontal version, also has horizontal lift stresses, although at a reduced level since the lift forces are not constantly reversing. MAT's small blade units eliminate the structural fatigue of longer, heavier blades. It also enables MAT to more efficiently gather the mechanical power of the wind and transfers it to the generators for the production of electrical power. This innovation also allows other critical parts of the wind turbine to be repositioned, thus reducing the structural complexity and cost of construction. For example, the heavy generator and shaft speed increasing device, can now be placed at ground level rather than mounted atop the tower. In conventional wind turbine design, the shaft speed increasing device is typically a heavy gearbox which must be sufficiently rugged to withstand the vibrations of the tower caused by the large blades. The combination of vibrations and yaw (the action of turning the turbine into the wind), causes structural stress.

     By locating the drive train and generator at ground level, components with considerable weight or mass can be used. For example, a direct drive generator can be used, eliminating the need for a gearbox. This provides the advantages of variable-speed operation which increases power output at a lower cost. Ground level construction also allows easier access, which reduces maintenance costs.

     The MAT design enables power output to be achieved at a much lower windspeed, providing a more consistent power output to the utility power grid. This potential for consistent output provides utilities with planning advantages, and fewer power fluctuations allow for better power quality. Coal, oil and gas generators are always at full capacity when needed. Wind energy, using conventional turbines, cannot reach full capacity unless weather conditions are favorable. MAT's improved method of delivering electricity will allow wind energy generated power to demand a higher competitive bid price due to the more consistent supply. Other environmental advantages specific to MAT include its noiseless turbines which will ease site permitting, and its high visibility to birds which will prevent them from flying into the rotation area.

Technical  Advantages  of  MAT  Technology

     Traditionally, wind turbines were supported by a single tower and in many cases with guy wires leading to a multitude of vibration and frequency related problems. The blades of vertical axis turbines were large and therefore limited in their design and the material. For example, aluminum extrusion and fiberglass pultrusion were used in the two most serious commercial applications of vertical axis turbines. Due to the large size of the fiberglass blades, transporting them required a straight shape. The strength was limited for the purpose of being able to bend the blades at the place of installation. In other vertical axis wind technology, the aluminum blades could not form a true aerodynamically optimal shape. The blades had to be made of significant length and the available extrusion equipment for the long length and large profiles are not available for producing a structural and aerodynamic blade at a cost competitive price. The patents of both serious commercial prior applications of vertical axis technology are described in "Vertical Axis Wind Turbine" Patent number 4,449,053 and "Vertical Axis Wind Turbine with Pultruded Blades" in Patent number 5,499,904.

     The MAT overcame the size related disadvantages. One such manufacturing advantage of the MAT includes the cost reduction of using smaller components instead of larger and fewer components. Other advantages include more solid blades which help to resolve cyclical stress advantages and inexpensive repair and maintenance with components like the generator, heavy variable speed equipment and gearbox on the ground level while elevating the rotor high above the ground in order to avoid turbulence. The MAT can provide a longer life for the bearings by reducing structural and mechanical stress with its vibration reduction innovations and decentralization of mechanical forces. Another advantage is to provide an improved mean to failure ratio by having many components including 256 blades, 16 shafts, and 16 generators. The MAT is also easier to construct and uses standard off the shelf items which avoids the need of custom made parts with the exception of the mass-produced blades. Several suppliers can supply the blades in order to avoid supplier backlog problems. The MAT enhances structural support by using a tower support system similar to a larger footprint like an oversized lattice tower section. A roof can provide weather protection and additional structural support. Blades can be placed at different positions or angles along the axis for reducing torque ripple. With less vibrations and better weather protection, cheaper material can be utilized in the wind system. The MAT can use cheap wooden and less expensive structural supports that are also easier to construct. An advantage of the roof is to prevent excess wear and tear without the rain and snow falling onto the turbine system. In one noted benefit, the structure could be like a four legged table unlike a one tower support system of other wind turbines. This is similar to the concept behind the lighter but stronger Rolm tower. Therefore, it requires less material for the needed stability. In an additional feature, the MAT could use an off the shelf bushing of concentric sleeves with rubber, polyurethane or other isolator, absorber and /or damper securely bonded between the structure and the moving parts. The object of this bushing would be to isolate or dampen the vibrations of the moving blades from the steel structure. The bushings will be placed between the shaft and bearings. The sleeve structure is designed to take up torsional movements as well as axial and radial loads. The design of avoiding one central blade area allows this "divide and conquer" approach of isolating the vibrations in a cost-effective manner. The belt connection with the generator would isolate vibrations in the electrical area. More importantly, the reduced vibrations and a stronger tower structure should add years to the life of the turbine at a reduced cost.

Markets

     From 1996 through 1998, $3 billion was invested in new wind turbines worldwide. Wind energy is the least expensive, fastest growing segment of the $600 billion annual world electricity market, which experienced a 30% annual growth rate for years 1996, 1997 and 1998. Mass Megawatts has identified 140,000 megawatts worth of opportunities to earn more than 20% rate of return on the sale of electricity with investments of MAT power plants in one half of the United States. The Company believes that this potential capacity is worth $11 billion to $14 billion per year.

     The Mass Megawatts believes that its primary targeted market is currently worth $800 million based on projects planned for the next two years. According to the National Renewable Energy Laboratory, proposed wind farms in Mass Megawatts' licensed territory have a potential value of $100 billion within the next 20 years.

     A more profitable secondary market will be targeted within the next three years. In the emerging green market, Mass Megawatts could receive a selling price of $6.00 or greater per kWh for its clean electricity. According to studies conducted by the National Renewable Energy Laboratory, this market is estimated to have an end user value of $2 billion within the next three years, with the estimate based on the assumption that only one percent of the overall electricity market will participate in a green pricing program. Recent national surveys show that approximately 40-70% of the population surveyed indicate a willingness to pay a premium for renewable energy. Although 10% of the respondents say they will participate in such a program, actual participation is estimated at 1%. Currently, more than a dozen utilities have green marketing programs. Public Service Company of Colorado, Central and South West Services Corporation of Texas, and Fort Collins Light and Power Company are leading the effort in wind related green electricity marketing with 10 megawatts of wind power devoted to green marketing efforts using photovoltaics.

     Although the green market is new, utilities are initiating two approaches to take advantage of the growing public preference for renewable energy. One is offering customers a specific electricity source at a premium. The second approach is giving customers an opportunity to invest in future renewable energy projects.


Competitive  Comparison.

     According to the Electric Power Research Institute, the past 10 years have seen traditional energy costs increase while wind energy costs have declined. Excluding MAT, the advances in technology, larger-scale and more efficient manufacturing processes, and increased experience in wind turbine operations has contributed substantially to this trend. This cost decline is paralleled with a several hundred fold increase in installed wind energy capacity. As a result, maintenance costs have fallen significantly. Wind energy sources comprise less than one percent of the current electricity generating industry. In spite of the stronger financial and organizational resources of the larger conventional gas, oil, and nuclear fuel electric generation companies, the wind industry can substantially increase sales and growth by achieving jut a small increase in market share.

     The current status in wind energy economics compared with alternate energy sources is shown below. Values are based on lifetime average cost studies including design, construction, and operations. Prior to the introduction of MAT, the best wind turbines potentially produce electricity at 4.5 per kWh under optimum wind conditions of an average annual windspeed of 15 miles per hour or greater. Although less than 1% of the Earth's surface experiences such conditions, Battelle Pacific Northwest laboratory estimates that wind energy could supply about 20% of the world's electricity using current wind technology. This figure does not factor the potential of MAT. A comparison of the cost of wind generated electricity with more conventional power plants shows wind energy is competitive.

Fuel  Source            Cost/kWh     Market Share
------------            --------     ------------

Coal                    4.0                50%
Nuclear                 15.0               20%
Natural  Gas            3.5                10%
Petroleum               5.0                 3%
Hydroelectric           4.5 *              12%
Wind (pre MAT)          4.5 **           0.25%
Solar                   10                0.5%
Diesel                  7 - 40 ***        0.5%
Biomass                 8                 0.5%

at  good  hydroelectric  sites*
in 15 mph average windspeed conditions** depending on size and location of facility, with smaller more remote locations having higher costs***

Sourcing

     The Mass Megawatts is not dependent upon exclusive or unique suppliers. Howe ver, certain custom-made items including bearings and blades will require four to six weeks lead time due to special manufacturing techniques. The Company has identified alternate suppliers if current business relationships cease.
     The Company plans to use multiple suppliers, chosen through competitive bidding. The price of materials used is expected to be substantially similar from one vendor to the next due to the availability of raw supplies. The absence of special technologies negates dependence on any one supplier.

Industry  Analysis

     According to the U.S. Department of Energy, wind energy is rapidly becoming one of the least expensive and most abundant new sources of electricity with capacity expected to increase and costs decrease over the next two decades. Over the past two decades, the wind energy industry has increasingly studied and improved wind turbine design and operation. Initially, federal research focused on very large utility scale machines each with a capacity potential of 1 to 5 megawatts. Focus continued on larger machines during the 1970's and 1980's when many international corporations developed large wind turbines with 200 ft. blades. In the 1990's, smaller wind turbines gained acceptance as the more viable option and the majority of wind turbines today are intermediate-sized with 50-500 kWh peak capacity. Most turbines being built today are mature propeller-based designs comprising upwind, horizontal axis 3-blades construction with a 500-600 kilowatt rating. These turbines look like giant fans with thin blades and while they have lent credibility to the wind industry within the investment and developer community, the cost of energy from these turbines may be near the upper limit due to size effectiveness and efficiencies of mass production. The acceptance of these propeller-driven turbines is based on many years of testing and experience but the industry's ability to develop more efficient innovations utilizing this design is limited and research potential is exhausted. Still, numerous alternative turbines have been developed and include one-blade and two-blade machines, vertical axis design, variable speed designs, direct drive between blades, and generators rather than gearboxes.

     Not factoring the Company's MAT product, World Energy Council expects new wind capacity worldwide to reach $150 to $400 billion. The continued evolution of this technology is evident with the existence of varying wind turbine designs. However, there is division in the wind industry between those who want to capitalize on the emerging respect the business community has for established, mature wind technology, and those who seek new technologies designed to bring about significant cost reductions. Mass Megawatts chooses to seek new horizons beyond current perception and knowledge by developing new technologies that will significantly reduce wind energy costs. As a result, the Company products can be seen as participants in several different industries.

The  Conventional  Independent  Power  Producers  (IPP)

     The largest targeted industry is independent power production. According to the Massachusetts Department of Public Utilities' publication "Power to Compete" authored by Michael Best of the Center for Industrial Competitiveness, increased capacity over the next several years will result in a $50 billion increase in annual sales if IPP's can deliver electricity at 4 per kWh. Wind related IPP's currently produce $200 million in electricity sales per year in the United States at 7 per kWh. The impact of deregulation of the electric utilities is expected to present opportunities for wind-related IPP's according to the Massachusetts Technology Collaborative. With current cost of wind power in limited high wind locations at 4.5 per kWh, the cost of large scale investment in wind energy is the same to the consumer as it would be for more conventional energy sources. In other words, combined gas turbines, modern coal technologies, and wind power in limited locations can all earn enough sufficient to encourage investment if and when the retail sale of the electricity produced is 4.5 per kWh.

The  End  of  Line  Industry

     Modular sources of power generation at the end of a utility's distribution lines include small wind turbines, diesel generators, and photovoltaics. In growing communities, it is more cost effective to add small power-generating facilities such as wind turbines than to provide electric service and as a result, they will pay a premium for electricity rather than incur the higher cost of constructing new power lines and substations for transport. Within the next 10 years, potential exists for construction of wind power plants producing hundreds of megawatts in remote areas of utility distribution lines. In these areas, the price per kWh sold is several times higher than the normal selling price.

The  Green  Industry

     In the new era of electric utility restructuring wherein consumers can choose their electricity sources, some are choosing green energy produced from clean and renewable sources such as wind or solar power. These resources are available as a commodity but the green consumer pays a premium for emission-free energy. The American Wind Energy Association in Washington, D.C. states that recent polls show that more than 5% of the general population are willing to pay more for renewable energy.

The  Off-Grid  Industry

     This small industry is for consumers who are not in close proximity to power lines or who choose not to be connected to the grid. The industry includes wind, solar, wood burning furnaces, and small hydropower turbines. Like the green industry, these consumers have a strong environmental awareness. Although the potential market for off-grid energy is less than 1% of the electricity market, the dollar potential is estimated to be as much as $2 billion.

     Renewable energy technologies, as well as diesel power, are the major sources of electricity for those who compete in the End of the Line, Green Energy, and Off-Grid industries.

Industry  Participants

     As wind energy technology gains wider acceptance, competition may increase as large, well-capitalized companies enter the business. Although one or more may be successful, the Company believes that its technological advantage and early entry will provide a degree of competitive protection.

     The largest U.S. manufacturer and developer of wind power technology is Enron, a $13 billion company which recently purchased Zond Wind Corporation. The company employs 550 people. Since 1981 it has developed and constructed 2,400 wind turbines with 700 megawatts of capacity.

     The Danish firm, Vestas, is the world's leading producer of wind turbines and a major exporter of turbines to the United States. An innovator in structural and generator advancements, Vestas has 1,295 employees and its world market share in 1997 was 24%.

     Sea West Energy Corporation is a wind farm developer with completed wind power projects totalling nearly 400 megawatts ($500 million). This Company has a reputation for quality turbines.

     Bonus Windpower of Denmark produce high quality turbines in Europe, located primarily in Wales, and has exported to the U.S.

     N.E.G. Micron has built 6,500 large, simple, reliable, low maintenance turbines.

     Nordex of Denmark, Enercon, and DeWind both of Germany, produce turbines with a blade diameter greater than 150 feet.

     Nedwind of the Netherlands manufactures turbines for export to the Caribbean and India.

     Bergey Windpower produces small turbines, primarily for use where utility grid interconnect lines are not readily available.

     As a footnote, recent economic growth in India and China has spurred on wind energy's high growth rate in those countries. As a result, they are world leaders in the demand for wind turbines.

Distribution  Patterns

     Distribution begins with identifying energy demand in and near potential power plant sites. Replacement of older or obsolete power plants, as well as growth in the population and the economy, are factors in determining energy demand in identified areas. Assuming a sufficient energy demand, the Company will test potential sites to determine whether sufficient wind energy resources are available to effectively and efficiently displace current electricity sources, thus reducing pollution from fossil fuel. With a successful analysis, the Company will obtain land right and apply for permits to install and operate a wind power generating plant. In the past, zoning and permitting issues have included noise generated by wind farms but MAT's slower moving blades should help eliminate this issue. The Company will also determine the need for additional transmission lines to deliver to the power grid transmission lines.

Primary  Competitors

     In addition to the specific entities engaged in the business of wind power technology mentioned above, the Company will also compete with companies producing and selling non-wind energy products that fill the same needs as the Company's products.

Combined-Cycle Gas Turbines. Innovations in this technology have led to lower costs, higher efficiency, and cleaner emissions combined with power generation for less than 4 per kWh.

Modern Coal Technologies. New designs, which double or triple reheat scrubber-equipped plants, increase efficiencies and decrease pollution emissions relative to typical reheat designs.

Biomass-generated electricity. Gasifying the biomass to fuel high-efficiency gas turbine systems could cost as little as 4.6 per kWh in the near term Petroleum, photovoltaic cells and nuclear power are not a current threat to Mass Megawatts since the cost to produce electricity from these sources is higher than that of wind. Cost effective, profitable hydropower is limited to a sites on swift moving water sources and with limited ability to increase market share it does not prove a major threat toward wind power.

Foreign  Sales  and  Exports

     Mass Megawatts did not have any operations in foreign companies or export sales in the fiscal year ending April 30, 2001.

Employees

     As of July 20, 2001, the Company had 3 employees, 2 of which are employed on a part time basis. The Company has retained all other members of the management team as consultants. The Company believes its employee relations to be good. None of the Company's employees are covered by a collective bargaining agreement.

Research  and  Development

     The Company has not had significant revenues. However, approximately 30% of the proceeds obtained from the sale of its common capital stock has been spent on research and development.

Reporting  Company

     Mass Megawatts is a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act") and files all reports required to be filed pursuant to the Exchange Act with the Securities and Exchange Commission. The public may read and copy any materials filed by the Mass Megawatts at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. Additionally, the Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission at

MANAGEMENT  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION

     The Mass Megawatts shows a loss in the most recent fiscal year. The loss was related mostly to the development of a prototype, including engineering work. Other costs include development of site locations for future projects, as well as, administrative expenses.

     The Mass Megawatts has only two years of operating results and much uncertainty exists about the company's future as a result of the lack of historical operating data for several years. The lack of long-term experience in new product development could have an adverse impact on the company.

     However, as far as the Mass Megawatts market share is concerned, there is expected to be little significant negative impact on the Company's operating results from any changes in the underlying economics of the industry within the next 12 months, because the market for electricity is large enough, whereas the company's overall market share objective has little or no impact on the much larger electricity market.

     The wind industry is favorably impacted by new legislation and regulations toward a cleaner air environment. This trend toward wind generated electricity continues to grow, particularly in view of the non-polluting nature of wind generation and its endless renewable source. However, there remains some uncertainty on whether or not the federal or state governments will continue with favorable environmental legislation despite popular support toward renewable energy.

The electric power industry is undergoing a period of deregulation and restructuring which is similar to the telecommunication deregulation of the 1980's. It is impossible to predict whether this change will have a favorable or negative impact for the industry as a whole. However, restructuring can present more advantages and opportunities for the Company's very competitive product in competing vigorously in the new marketplace.


OPERATION  SUMMARY

   The highest priority will continue to be constructing power plant prototypes in the near future. New parts from earlier versions may be needed and there is cash reserved for potential contingencies.

   The next priority is our marketing program. The first effort will be toward developing strategic alliances with other wind power developers who have done the initial steps of zoning, financing and other requirements toward developing successful wind energy projects. The developers would benefit from Mass Megawatt's new and more cost effective product.

     As our next priority, working capital and administrative support will be used for contingencies on an "as needed" basis.


STRATEGY  AND  MARKETING

Mass Megawatts plan to approach simplest method of initial market penetration and then sell directly to the California Power Exchange. The Company will try to avoid difficulties of evaluating wind resources, obtaining siting, financing, and locating potential purchasers of power plants by redeveloping abandoned or obsolete windfarms. Our strategy places turbines in high wind areas where the purchase contracts from utilities for wind energy are already available.


DISTRIBUTION

Although little marketing is required for profitable trades on the power exchanges, the Company will at some time in the future seek a higher price for each kilowatt/hour sold. When Mass Megawatts pursue this effort, sales and service activities will be handled through strategic alliances with new and emerging electric power brokers, which have formed as a result of deregulation in the retail sale of electricity. Power brokers buy blocks of electricity in megawatt/hour units. For example, a power broker would enter into a contract to purchase 10,000 megawatts/hours of electricity for $400,000 over a period of one year and provides a 5% non-refundable deposit on each block of electricity reserved for future purchase. Such brokers include AllEnergy, Green Mountain resources and Energy Vision. Electricity choice, which helps negotiate consumer electric sales, is another marketing resource for the Company's products. The

Mass Megawatts will aggressively promote its products to brokers, focusing on cost savings and environmental benefits. It will also solicit bids from power brokers, most of whom are registered in the states in which they do business. Compensation to brokers is straightforward and is typically a percentage of power sales.

DESCRIPTION  OF  PROPERTY

     The Mass Megawatts does not own any real property. The Company leases its administrative offices which are located in Auburn, Massachusetts and Shrewsbury, Massachusetts. The Company also leases property in Worcester, Massachusetts where it has constructed a wind-tunnel facility. Additionally, the Company leases property in Charlton, Massachusetts where it operates a field test facility.



CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTION

There have been no transactions between the Company and any shareholder owning greater than 5% of the Company's outstanding shares, executive officer, director, nominee for officer or director, or any of the above referenced individual's immediate family.



MARKET  FOR  REGISTRANT'S  COMMON  EQUITY  AND  RELATED  SHAREHOLDERS  MATTERS-

  As of July 20, 2001, Mass Megawatts sold 195,183 shares in two 504 Regulation D public stock offering at $2.25 per share raising a total of $439,162. The CUSIP number of Mass Megawatts Inc. is 575416102. Mass Megawatts seeks to be eligible for trading on the OTC Bulletin Board and had its Form 10SB registration statement filed on March 20,2001 cleared by the Securities and Exchange Commission . The Form 10SB was made effective on May 20,2001. Mass Megawatts Power, Inc.is now a fully reporting company.

   Specifically,  Mass  Megawatts  had  two  Small Company Offering Registration
(SCOR) stock offerings. The Company registered in the State of Massachusetts and is exempt from registration with the Securities and Exchange Commission under Rule 504 of Regulation D. The Company also secured a Standard and Poors listing in order to facilitate a manual Blue Sky Exemption for secondary trading in most states.


Dividend  Policy

The Mass Megawatts does not anticipate that it will pay cash dividends or distributions in the foreseeable future. In the past, Mass Megawatts had never declared any cash dividends or made any distributions. The Company plans to retain its earning in order to help finance the growing operations.


   As of July 20, 2001, there were 166 shareholders of Common Stock. There were 2,003,683 common shares issued and outstanding. The Company has 2,200,000 common shares authorized. All the shares have equal rights with respect to voting, liquidation, and dividend rights. Of the Company's total outstanding shares, approximately 195,183 shares may be sold, transferred or otherwise traded in the public market without restrictions, unless held by an affiliate or controlling shareholder of the Company. None of the free trading shares are held by an affiliate.

EXECUTIVE  COMPENSATION

The Company does not have an incentive plan or profit sharing plan for its employees, officers or directors. Mr. Ricker, the Company's Chief Executive Officer, received cash compensation in the amount of $22,600 during fiscal year 2001.

Compliance  with  Section  16(A)  of  the  Securities  Exchange  Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms that they file. The Company believes that, during the year ended April 30, 2001, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


FINANCIAL  STATEMENTS


                              FINANCIAL STATEMENTS

                           MASS MEGAWATTS POWER, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                 Years Ended April 30, 2001 and 2000 and Period
               May 27, 1997 (Date of Inception) to April 30, 2001

                          Independent Auditors' Report

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                              Financial Statements

                 Years Ended April 30, 2001 and 2000 and Period
               May 27, 1997 (Date of Inception) to April 30, 2001




                                    CONTENTS


Independent  Auditors'  Report  on  Financial  Statements . . . . . . . . . . .1

Financial  Statements:

     Balance  Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Statements  of  Operations . . . . . . . . . . . . . . . . . . . . . . . .3
     Statements  of  Changes  in  Stockholders'  Equity . . . . . . . . . . .4-5
     Statements  of  Cash  Flows. . . . . . . . . . . . . . . . . . . . . . . .6
     Notes  to  Financial  Statements. . . . . . . . . . . . . . . . . . . .7-10

                          Independent Auditors' Report



Board  of  Directors
Mass Megawatts Power, Inc.
Shrewsbury,  Massachusetts


We have audited the accompanying balance sheet of Mass Megawatts Power, Inc. (a development stage enterprise) as of April 30, 2001 and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended and the period May 27, 1999 (date of inception) to April 30, 2001. These financial statements are the responsibility of the management of Mass Megawatts Power, Inc. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Mass Megawatts Power, Inc. for the year ended April 30, 2000 were audited by other auditors whose report dated May 16, 2000 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mass Megawatts Power, Inc. as of April 30, 2001 and the results of its operations and its cash flows for the year then ended and the period May 27, 1997 (date of inception) to April 30, 2001 in conformity with accounting principles general accepted in the United States of America.

The accompanying financial statements have been prepared assuming Mass Megawatts Power, Inc. (a development stage enterprise) will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Pender  Newkirk  &  Company
Certified  Public  Accountants
Tampa,  Florida
August  8,  2001

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                                  Balance Sheet

                                 April 30, 2001




ASSETS
Cash                                                        $  40,387

Equipment, net of accumulated depreciation                     15,677
                                                            ----------


                                                            $  56,064
                                                            ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable, trade                                   $  33,480
                                                            ----------

Stockholders' equity:
  Common stock; no par value; 2,200,000 shares authorized;
    1,924,303 shares issued and outstanding                   283,426
  Deficit accumulated during development stage               (260,842)
                                                            ----------
Total stockholders' equity                                     22,584
                                                            ----------


                                                            $  56,064
                                                            ==========

The accompanying notes are an integral part of the financial statements.

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                            Statements of Operations

                                                                      May  27,
                                                                    1997  (Date
                                        Year  Ended  April  30,    of  Inception)
                                   ------------------------------  to  April  30,
                                        2001            2000            2001
                                   --------------  --------------  --------------
Revenues:
  Other income                     $       1,962   $          63   $       2,025
                                   --------------  --------------  --------------

Expenses:
  Operating costs and expenses           249,750           8,205         261,444
  Depreciation                             1,423                           1,423
                                   --------------  --------------  --------------
                                         251,173           8,205         262,867
                                   --------------  --------------  --------------

Net loss                           $    (249,211)  $      (8,142)  $    (260,842)
                                   ==============  ==============  ==============

Net loss per share                 $        (.13)  $        (.01)  $        (.14)
                                   ==============  ==============  ==============

Weighted average number of common
  shares                               1,859,933       1,801,262       1,815,643
                                   ==============  ==============  ==============

The accompanying notes are an integral part of the financial statements.

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Equity

           For the Period May 27, 1997 (Date of Inception) to April 30, 2001


                                                              Deficit
                                                            Accumulated
                                      Common  Stock           During
                               ---------------------------  Development
                                  Shares        Amount          Stage         Total
                               ------------  -------------  -------------  ------------
Balance, May 27, 1997                    0   $          0   $          0   $          0

Issuance of common stock in
  settlement of a payable
  (June 1997)                    1,800,000          3,744                        3,744

Net loss for the period                                           (1,584)       (1,584)
                               ------------  -------------  -------------  ------------

Balance, April 30, 1998          1,800,000          3,744         (1,584)         2,160

Net loss for the year                                             (1,905)       (1,905)
                               ------------  -------------  -------------  ------------

Balance, April 30, 1999          1,800,000          3,744         (3,489)           255

Issuance of common stock for
  cash (April 2000)*                40,200         90,450                       90,450

Net loss for the year                                             (8,142)       (8,142)
                               ------------  -------------  -------------  ------------

Balance, April 30, 2000          1,840,200         94,194        (11,631)        82,563

Issuance of common stock for
  cash (October 2000)*               1,300          2,925                        2,925

Issuance of common stock for
  cash (November 2000)*             12,700         28,575                       28,575

Issuance of common stock for
  services (November 2000)*          3,843          8,647                        8,647

Issuance of common stock for
  cash (December 2000)*             13,228         29,763                       29,763

Issuance of common stock for
  services (December 2000)*            310            698                          698

The accompanying notes are an integral part of the financial statements.

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Equity

           For the Period May 27, 1997 (Date of Inception) to April 30, 2001


                                                             Deficit
                                                           Accumulated
                                     Common  Stock           During
                              ---------------------------  Development
                                 Shares        Amount          Stage         Total
                              ------------  -------------  -------------  ------------
Issuance of common stock for
  a vehicle (December 2000)*        6,500         14,625                       14,625

Issuance of common stock for
  cash (January 2001)*              1,074          2,417                        2,417

Issuance of common stock for
  services (January 2001)*          1,138          2,561                        2,561

Issuance of common stock for
  cash (February 2001)*             9,045         20,350                       20,350

Issuance of common stock for
  services (February 2001)*           400            900                          900

Issuance of common stock for
  cash (March 2001)*                9,150         20,588                       20,588

Issuance of common stock for
  services (March 2001)*               91            205                          205

Issuance of common stock for
  a computer (March 2001)*          1,100          2,475                        2,475

Issuance of common stock for
  cash (April 2001)*               22,176         49,896                       49,896

Issuance of common stock for
  services (April 2001)*            2,048          4,607                        4,607

Net loss for the year                                          (249,211)     (249,211)
                              ------------  -------------  -------------  ------------

Balance, April 30, 2001         1,924,303   $    283,426   $   (260,842)  $     22,584
                              ============  =============  =============  ============

*Common stock issued at $2.25 per share.

The accompanying notes are an integral part of the financial statements.

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                            Statements of Cash Flows

                                                                                May  27,
                                                                              1997  (Date
                                                 Year  Ended  April  30,     of  Inception)
                                             ------------------------------  to  April  30,
                                                  2001            2000           2001
                                             --------------  --------------  --------------
OPERATING ACTIVITIES
  Net loss                                   $    (249,211)  $      (8,142)  $    (260,842)
                                             --------------  --------------  --------------
  Issuance of common stock in exchange for
    services and operating expenses                 17,618                          21,362
  Depreciation                                       1,423                           1,423
  Adjustments to reconcile net loss to
    net cash used by operating activities:
      Decrease in other receivables                                    711
      Increase (decrease) in:
        Accounts payable                            33,118             362          33,480
        Accrued expenses                              (456)
                                             --------------  --------------  --------------
  Total adjustments                                 51,703           1,073          56,265
                                             --------------  --------------  --------------
  Net cash used by operating activities           (197,508)         (7,069)       (204,577)

FINANCING ACTIVITIES
  Proceeds from issuance of common stock           154,514          90,450         244,964
                                             --------------  --------------  --------------

NET (DECREASE) INCREASE IN CASH                    (42,994)         83,381          40,387

CASH AT BEGINNING OF YEAR                           83,381
                                             --------------  --------------  --------------

CASH AT END OF YEAR                          $      40,387   $      83,381   $      40,387
                                             ==============  ==============  ==============

SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW  INFORMATION:

     During the year ended April 30, 2001, the Company exchanged 7,600 shares of common stock valued at $17,100 for a vehicle and a computer.

The accompanying notes are an integral part of the financial statements.

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                     Years Ended April 30, 2001 and 2000 and
            Period May 27, 1997 (Date of Inception) to April 30, 2001



1.   BACKGROUND  INFORMATION

Mass Megawatts Power, Inc. (the "Company"), a Massachusetts corporation, was incorporated on May 27, 1997. The Company changed its name in January 2001 and has been in its development stage since its incorporation. The Company's principal line of business is to develop its prototype wind energy production equipment and locate and adapt suitable operating facilities. It intends to build, patent, and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology. The Company expects to sell the generated electricity to the power commodity exchange on the open market, initially in California. The corporate headquarters is located in Shrewsbury, Massachusetts.


2.   GOING  CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities. In the ordinary course of business, operating losses have been incurred each year since inception, resulting in an accumulated deficit of approximately $261,000 and negative cash flows from operations of approximately $198,000 for the year ended April 30, 2001. Currently, management is soliciting additional equity investors to fund these losses. However, these conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


3.   SIGNIFICANT  ACCOUNTING  POLICIES

The significant accounting policies followed are:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                     Years Ended April 30, 2001 and 2000 and
            Period May 27, 1997 (Date of Inception) to April 30, 2001



3.   SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     Equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which is five years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

     The Company follows Statement of Financial Accounting Standards Board No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. In performing the review of recoverability, the Company estimates the future undiscounted cash flows that are expected to result from the use of the assets and their eventual disposition. Because events and circumstances frequently do not occur as expected, there will usually be differences between the estimated and actual future undiscounted cash flows, and these differences may be material. If an asset is determined to be impaired, the Company recognizes a loss for the difference between the carrying amount and the fair value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. During the periods presented, the Company determined that its long-lived assets were not impaired.

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date.

     Advertising costs are charged to operations when the advertising first takes place. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Advertising expense for 2001 and 2000 were $17,752 and $0, respectively.

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                     Years Ended April 30, 2001 and 2000 and
            Period May 27, 1997 (Date of Inception) to April 30, 2001



3.   SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged for the years ended April 30, 2001 and 2000 and the period May 27, 1997 (date of inception) to April 30, 2001 amounted to $44,579, $0, and $44,579, respectively.

     Loss per share has been calculated by dividing the net loss for each period by the weighted average number of common shares outstanding.


4.   EQUIPMENT

Equipment  as  of  April  30,  2001  consists  of:

     Vehicle                              $     14,625
     Computer  equipment                         2,475
                                          ------------
                                                17,100
     Less  accumulated  depreciation             1,423
                                          ------------
                                          $     15,677
                                          ============

5.   INCOME  TAXES

The Company has net operating loss carryforwards of $260,842 at April 30, 2001 that expire in 2020 through 2022.

A valuation allowance is required by Financial Accounting Standards Board No. 109 if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The need for the valuation allowance is evaluated periodically by management. Based on available evidence, management concluded that valuation allowances of 100 percent for April 30, 2001 and 2000 were necessary. Significant components of the Company's net deferred tax assets are as follows:

                                              2001          2000
                                          ------------  ------------
     Tax benefit of net operating  loss   $    113,466  $      1,745
     Less  valuation  allowance                113,466         1,745
                                          ------------  ------------
                                          $          0  $          0
                                          ============  ============

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                     Years Ended April 30, 2001 and 2000 and
            Period May 27, 1997 (Date of Inception) to April 30, 2001



5.   INCOME  TAXES  (CONTINUED)

The valuation allowance increased by $111,721 and $1,222 during the years ended April 30, 2001 and 2000, respectively.


6.   LICENSING  RIGHTS

The Company has been granted an exclusive license to market, within a limited territory, the MultiAxis Turbosystem (MAT) and any associated technology relative to wind velocity augmentation for the life of any patent related to same. The limited territory is defined as Massachusetts, New York, New Jersey, Pennsylvania, California, Illinois, Kansas, Michigan, Minnesota, Nebraska, North Dakota, South Dakota, Texas, Vermont, Washington, and Wisconsin. The grantee and patent holder is Windstorm International of Putnam, Connecticut. Windstorm International has patent rights on MAT and wind augmentation technology.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549
                                  FORM 10-QSB/A
                               AMENDMENT NUMBER 1

             [ X ]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D)
                        OF THE SECURITIES EXCHANGE ACT OF 1934.
                      For the quarterly period ended July 31, 2001

             [   ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.
      For the transition period from __________, 19__, to __________, 19__.

                        Commission File Number 000-32465
                                               ---------

                           MASS MEGAWATTS POWER, INC.
                           --------------------------
               (Exact Name of Registrant as Specified in Charter)

         Massachusetts                                 04-3402789
         -------------                                 ----------
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                     11 Maple Avenue, Shrewsbury, MA  01545
                     --------------------------------------
                    (Address of Principal Executive Offices)

                                 (508) 751-5432
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and
(2)  has  been  subject  to  such  filing  requirements  for  the  past 90 days.

                      X   YES               NO
                     ---                ---

There were 2,008,328 shares of the Registrant's no par value common stock outstanding as of July 31, 2001.

Transitional  Small  Business  Format  (check one)  Yes       NO   X
                                                        ---       ---

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)




                                    CONTENTS



Part  I  -  Financial  Information
----------------------------------

     Item  1.     Financial  Statements

     Item 2. Management's Discussion & Analysis of Financial Condition and Results of Operations

Part  II  -  Other  Information
-------------------------------

     Item  1.     Legal  Proceedings

     Item  2.     Changes  in  Securities

     Item  3.     Defaults  On  Senior  Securities

     Item  4.     Submission  of  Matters  to  a  Vote  of  Security  Holders

     Item  5.     Other  Matters

     Item  6.     Exhibits  and  Reports  on  Form  8-K

Signatures
----------

PART  I  -  FINANCIAL  INFORMATION

ITEM  1.     FINANCIAL  STATEMENTS



                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                              Financial Statements

          Three Months Ended July 31, 2001 and 2000 (Unaudited) and the Period May 27, 1997 (Date of Inception) to July 31, 2001 (Unaudited)




                                    CONTENTS


Financial  Statements:

     Balance Sheet as of July 31, 2001 (Unaudited) . . . . . . . . . . . .    1
     Statements of Operations for the Three Months Ended July 31, 2001
          and 2000 (Unaudited) and for the Period May 27, 1997 (Date of
          Inception) to July 31, 2001 (Unaudited). . . . . . . . . . . . .    2
     Statements of Changes in Stockholders' Equity for the Period May 27,
          1997 (Date of Inception) to July 31, 2001 (Unaudited). . . . . .  3-5
     Statements of Cash Flows for the Three Months Ended July 31, 2001
          and 2000 (Unaudited) and for the Period May 27, 1997 (Date of
          Inception) to July 31, 2001 (Unaudited). . . . . . . . . . . . .    6

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                                 Balance Sheet

                            July 31,2001 (Unaudited)



ASSETS
Current  assets:
     Cash                                                      $  51,624

Equipment, net of accumulated depreciation                        14,822
                                                               ----------


                                                               $  66,446
                                                               ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable, trade                                   $  12,366
                                                               ----------

Stockholders' equity:
     Common stock; no par value; 2,200,000 shares authorized;
     2,008,328 shares issued and outstanding                     472,482
     Deficit accumulated during development stage               (418,402)
                                                               ----------
Total stockholders' equity                                        54,080
                                                               ----------


                                                               $  66,446
                                                               ==========



The  accompanying  notes are an integral part of the financial statements.     1

                              Mass Megawatts Power, Inc.
                           (A Development Stage Enterprise)

                         Statements of Operations (Unaudited)



                                                                       May  27,
                                                Three  Months       1997 (Date of
                                               Ended  July  31,     Inception) to
                                          ------------------------    July 31,
                                             2001         2000           2001
                                          ---------------------------------------
Revenues:
     Other income                         $      663   $       92   $      2,688
                                          ---------------------------------------


Expenses:
     Operating costs and expenses            115,226       44,386        332,091
     Research and Development expense         42,142          750         86,721
     Depreciation                                855                       2,278
                                          ---------------------------------------
                                             158,223       45,136        421,090
                                          ---------------------------------------


Net loss                                  $ (157,560)  $  (45,044)  $   (418,402)
                                          =======================================


Net loss per share                        $     (.08)  $     (.02)  $       (.23)
                                          =======================================


Weighted average number of common shares   1,989,286    1,840,200      1,826,110
                                          =======================================



The  accompanying  notes are an integral part of the financial statements.     2

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Equity

  For the Period May 27, 1997 (Date of Inception) to July 31, 2001 (Unaudited)


                                                        Deficit
                                                      Accumulated
                                   Common  Stock        During
                                 -------------------  Development
                                  Shares     Amount     Stage        Total
                                 ------------------------------------------
Balance, May 27, 1997                    0  $     0   $        0   $     0

Issuance of common stock in
     settlement of a payable
     (June 1997)                 1,800,000    3,744                  3,744

Net loss for the period                                   (1,584)   (1,584)
                                 ------------------------------------------

Balance, April 30, 1998          1,800,000    3,744       (1,584)    2,160

Net loss for the year                                     (1,905)   (1,905)
                                 ------------------------------------------

Balance, April 30, 1999          1,800,000    3,744       (3,489)      255

Issuance of common stock for
     cash (April 2000)*             40,200   90,450                 90,450

Net loss for the year                                     (8,142)   (8,142)
                                 ------------------------------------------

Balance, April 30, 2000          1,840,200   94,194      (11,631)   82,563

Issuance of common stock for
     cash (October 2000)*            1,300    2,925                  2,925

Issuance of common stock for
     cash (November 2000)*          12,700   28,575                 28,575

Issuance of common stock for
     services (November 2000)*       3,843    8,647                  8,647

Issuance of common stock for
     cash (December 2000)*          13,228   29,763                 29,763

Issuance of common stock for
     services (December 2000)*         310      698                    698



The  accompanying  notes are an integral part of the financial statements.     3

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Equity

  For the Period May 27, 1997 (Date of Inception) to July 31, 2001 (Unaudited)


                                                       Deficit
                                                     Accumulated
                                   Common  Stock       During
                                 ------------------  Development
                                  Shares    Amount     Stage        Total
                                 ------------------------------------------
Issuance of common stock for
     a vehicle (December 2000)*      6,500   14,625                 14,625

Issuance of common stock for
     cash (January 2001)*            1,074    2,417                  2,417

Issuance of common stock for
     services (January 2001)*        1,138    2,561                  2,561

Issuance of common stock for
     cash (February 2001)*           9,045   20,350                 20,350

Issuance of common stock for
     services (February 2001)*         400      900                    900

Issuance of common stock for
     cash (March 2001)*              9,150   20,588                 20,588

Issuance of common stock for
     services (March 2001)*             91      205                    205

Issuance of common stock for
     a computer (March 2001)*        1,100    2,475                  2,475

Issuance of common stock for
     cash (April 2001)*             22,176   49,896                 49,896

Issuance of common stock for
     services (April 2001)*          2,048    4,607                  4,607

Net loss for the year                                  (249,211)  (249,211)
                                 ------------------------------------------

Balance, April 30, 2001          1,924,303  283,426    (260,842)    22,584



The  accompanying  notes are an integral part of the financial statements.     4

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Equity

  For the Period May 27, 1997 (Date of Inception) to July 31, 2001 (Unaudited)


                                                     Deficit
                                                   Accumulated
                                 Common  Stock       During
                              -------------------  Development
                               Shares     Amount     Stage        Total
                              -------------------------------------------
Issuance of common stock for
     cash (May 2001)*            54,903   123,532                123,532

Issuance of common stock for
     services (May 2001)*        15,014    33,781                 33,781

Issuance of common stock for
     cash (June 2001)*            9,963    22,417                 22,417

Issuance of common stock for
     cash (July 2001)*            1,000     2,250                  2,250

Issuance of common stock for
     services (July 2001)*        3,145     7,076                  7,076

Net loss for the period                             (157,560)   (157,560)
                              -------------------------------------------

Balance, July 31, 2001        2,008,328  $472,482  $(418,402)  $  54,080
                              ===========================================


*Common  stock  issued  at  $2.25  per  share.



The  accompanying  notes are an integral part of the financial statements.     5

                              Mass Megawatts Power, Inc.
                           (A Development Stage Enterprise)

                         Statements of Cash Flows (Unaudited)



                                                                              May  27,
                                                        Three  Months       1997  (Date
                                                       Ended  July  31,    of Inception)
                                                    ---------------------  to  July  31,
                                                       2001       2000          2001
                                                    ------------------------------------

OPERATING ACTIVITIES
     Net loss                                       $(157,560)  $(45,044)  $   (418,402)
                                                    ------------------------------------
     Issuance of common stock in exchange for
     services and operating expenses                   40,857                    62,219
     Depreciation                                         855                     2,278
     Adjustments to reconcile net loss to net cash
     used by operating activities:
            (Decrease) increase in:
               Accounts payable                       (21,114)     2,253         12,366
               Accrued expenses                                     (456)
                                                    ------------------------------------
     Total adjustments                                 20,598      1,797         76,863
                                                    ------------------------------------
     Net cash used by operating activities           (136,962)   (43,247)      (341,539)
                                                    ------------------------------------

FINANCING ACTIVITIES
     Proceeds from issuance of common stock           148,199                   393,163
                                                    ------------------------------------

NET INCREASE (DECREASE) IN CASH                        11,237    (43,247)        51,624

CASH AT BEGINNING OF PERIOD                            40,387     83,381
                                                    ------------------------------------

CASH AT END OF PERIOD                               $  51,624   $ 40,134   $     51,624
                                                    ====================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     During the year ended April 30, 2001, the Company exchanged 7,600 shares of common stock valued at $17,100 for a vehicle and a computer.



The  accompanying  notes are an integral part of the financial statements.     6

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

          Three Months Ended July 31, 2001 and 2000 (Unaudited) and the Period May 27, 1997 (Date of Inception) to July 31, 2001 (Unaudited)



1.     FINANCIAL  STATEMENTS

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three-month periods ended July 31, 2001 and 2000 and the period May 27, 1997 (date of inception) to July 31, 2001, (b) the financial position at July 31, 2001, and (c) cash flows for the three-month periods ended July 31, 2001 and 2000 and the period May 27, 1997 (date of inception) to July 31, 2001, have been made.

The unaudited financial statements and notes are presented as permitted by Form 10-QSB. Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying financial statements and notes should be read in conjunction with the audited financial statements and notes of the Company for the fiscal year ended April 30, 2001. The results of operations for the three-month periods ended July 31, 2001 and 2000 are not necessarily indicative of those to be expected for the entire year.


2.     GOING  CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the ordinary course of business. Operating losses have been incurred each period since inception, resulting in an accumulated deficit of approximately $418,000 and negative cash flows from operations of approximately $342,000 since inception on May 27, 1997. Currently, management is soliciting additional equity investors to fund these losses. However, these conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

PART  I  -  FINANCIAL  INFORMATION

ITEM  2.    MANAGEMENT'S  DISCUSSION  &  ANALYSIS  OF
            FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATION

THIS FILING CONTAINS FORWARD-LOOKING STATEMENTS. THE WORDS "ANTICIPATED," "BELIEVE," "EXPECT," "PLAN," "INTEND," "SEEK," "ESTIMATE," "PROJECT," "WILL," "COULD," "MAY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, AMONG OTHERS, INFORMATION REGARDING FUTURE OPERATIONS, FUTURE CAPITAL EXPENDITURES, AND FUTURE NET CASH FLOW. SUCH STATEMENTS REFLECT THE COMPANY'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS, CHANGES IN FOREIGN, POLITICAL, SOCIAL, AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, THE ABILITY TO ACHIEVE FURTHER MARKET PENETRATION AND ADDITIONAL CUSTOMERS, AND VARIOUS OTHER MATTERS, MANY OF WHICH
ARE BEYOND THE COMPANY'S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCUR, OR SHOULD UNDERLYING ASSUMPTIONS PROVE TO BE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY AND ADVERSELY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, OR OTHERWISE INDICATED. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE IN THIS FILING ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE OF THE ACTUAL RESULTS OR DEVELOPMENTS.

Mass Megawatts Power, Inc. (the "Company") cautions readers that in addition to important factors described elsewhere, the following important facts, among others, sometimes have affected, and in the future could affect, the Company's actual results, and could cause the Company's actual results during 2001 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company.

The Company has not had revenues from operations since its inception. The Company anticipates raising funds in the near future. Specifically, the Company plans to file a registration statement under the Securities Act of 1933 on Form SB-2 registering shares of its common capital to raise up to $200,000. The Company anticipates that approximately $120,000 of this money will be used to develop a full-scale power plant prototype to be utilized for manufacturing. The Company also anticipates that approximately $20,000 will be used toward the test and data analysis and approximately $60,000 will be used for administration, working capital, marketing and advertising.

The Company anticipates that it may hire up to 5 additional employees in the next 9 months.

We believe that we currently have sufficient funds to fund our operations for a minimum of 9 months following July 31, 2001. Although no assurances can be given, we expect to raise $200,000 from the Form SB-2 filing, and with those funds, we should be able to fund our operations for an additional 6 months. Without the additional equity investors, there is substantial doubt about the Company's ability to continue as a going concern.

The Company shows a loss in the most recent fiscal quarter. The loss was related mostly to the development of a prototype, including engineering work. Other costs include development of site locations for future projects, as well as administrative expenses.

Although incorporated in May 1997, the Company has only two years of operating results and much uncertainty exists about the Company's future as a result of the lack of historical operating data for several years. The lack of long-term experience in new product development could have an adverse impact on the Company.

However, as far as the Company's market share is concerned, there is expected to be little significant negative impact on the Company's operating results from any changes in the underlying economics of the industry within the next 12 months; the market for electricity is large enough, whereas the Company's overall market share objective has little or no impact on the much larger electricity market.

The wind industry is favorably impacted by new legislation and regulations toward a cleaner air environment. This trend toward wind generated electricity continues to grow, particularly in view of the non-polluting nature of wind generation and its endless renewable source. However, there remains some uncertainty on whether or not the federal or state governments will continue with favorable environmental legislation despite popular support toward renewable energy.

The electric power industry is undergoing a period of deregulation and restructuring that is similar to the telecommunication deregulation of the 1980's. It is impossible to predict whether this change will have a favorable or negative impact for the industry as a whole. However, restructuring can present more advantages and opportunities for the Company's very competitive product in competing vigorously in the new marketplace.


OPERATION  SUMMARY

The highest priority will continue to be constructing power plant prototypes in the near future. New parts from earlier versions may be needed and there is cash reserved for potential contingencies.

The next priority is our marketing program. The first effort will be toward developing strategic alliances with other wind power developers who have done the initial steps of zoning, financing, and other requirements toward developing successful wind energy projects. The developers would benefit from the Company's new and more cost effective product.

As our next priority, working capital and administrative support will be used for contingencies on an "as needed" basis.


EMPLOYEES

As of July 31, 2001, the Company had 3 employees, 2 of which are employed on a part-time basis. The Company has retained all other members of the management team as consultants. The Company believes its employee relations to be good and no significant changes in the number of employees are expected.


STRATEGY  AND  MARKETING

The Company plans to approach the simplest method of initial market penetration and then sell directly to the California Power Exchange. The Company will try to avoid difficulties of evaluating wind resources, obtaining siting, financing, and locating potential purchasers of power plants by redeveloping abandoned or obsolete wind farms. Our strategy places turbines in high wind areas where the purchase contracts from utilities for wind energy are already available.

DISTRIBUTION

Although little marketing is required for profitable trades on the power exchanges, the Company will at some time in the future seek a higher price for each kilowatt/hour sold. When the Company pursues this effort, sales and service activities will be handled through strategic alliances with new and emerging electric power brokers, which have formed as a result of deregulation in the retail sale of electricity. Power brokers buy blocks of electricity in megawatt/hour units. For example, a power broker would enter into a contract to purchase 10,000 megawatts/hours of electricity for $400,000 over a period of one year and provides a five percent non-refundable deposit on each block of electricity reserved for future purchase. Such brokers include All Energy, Green Mountain Resources, and Energy Vision. Electricity choice, which helps negotiate consumer electric sales, is another marketing resource for the Company's products. The Company will aggressively promote its products to brokers, focusing on cost savings and environmental benefits. It will also solicit bids from power brokers, most of whom are registered in the states in which they do business. Compensation to brokers is straightforward and is typically a percentage of power sales.

PART  II  -  OTHER  INFORMATION

ITEM  1.     LEGAL  PROCEEDINGS

During the three-month period ended July 31, 2001, there were no legal proceedings against the Company.

ITEM  2.     CHANGES  IN  SECURITIES

During the three-month period ended July 31, 2001, there was no modification of any instruments defining the rights of holders of the Company's common stock and no limitation or qualification of the rights evidenced by the Company's common stock as a result of the issuance of any other class of securities or the modification thereof.

During the three month period ended July 31, 2001, the Company issued the following shares of stock:

Common  stock  for  cash
     (May  2001)                    54,903
Common  stock  for  services
     (May  2001)                    15,014
Common  stock  for  cash
     (June  2001)                    9,963
Common  stock  for  cash
     (July  2001)                    1,000
Common  stock  for  services
     (July  2001)                    3,145

The stock was valued at its then fair market value of $2.25 per share. These shares are not registered under the Securities Act of 1933, and have been offered under an exemption for offerings not involving a public offering.

ITEM  3.     DEFAULTS  ON  SENIOR  SECURITIES

During the three-month period ended July 31, 2001, the Company was not in default on any of its indebtedness.

ITEM  4.     SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS

During the three-month period ended July 31, 2001, the Company did not submit any matters to a vote of its security holders.

ITEM  5.     OTHER  MATTERS

The Company does not have any material information to report with respect to the three-month period ended July 31, 2001.

ITEM  6.     EXHIBITS  AND  REPORTS  ON  FORM  8-K

(a)  Exhibits - None

(b)  Reports on Form 8-K - None

SIGNATURES
----------

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereto duly authorized:

                                   MASS MEGAWATTS POWER, INC.


Dated:   October 18, 2001                     By:  /s/  Jonathan C. Ricker
       -------------------                        ------------------------------




Dated:   October 18, 2001                     By:  /s/  Alison  Gray
       -------------------                        ------------------------------




Dated:   October 18, 2001                     By:  /s/  Jodi  A.  Vizzo
       -------------------                        ------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                               Amendment No. 1 to
                                  FORM 10-QSB/A
             [X]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934.
                For the quarterly period ended October 31, 2001

             [ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934.
      For the transition period from       , 20  , to        , 20  .
                                     ------    --    --------    --

                        Commission File Number 000-32465
                                               ---------

                           MASS MEGAWATTS POWER, INC.
                           --------------------------
               (Exact Name of Registrant as Specified in Charter)


        Massachusetts                                   04-3402789
        -------------                                   ----------
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                     11 Maple Avenue, Shrewsbury, MA  01545
                     --------------------------------------
                    (Address of Principal Executive Offices)

                                 (508) 751-5432
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and
(2)  has  been  subject  to  such  filing  requirements  for  the  past 90 days.

                                X  YES      NO
                               ---      ---

There were 2,034,540 shares of the Registrant's no par value common stock outstanding as of October 31, 2001.

Transitional Small Business Format (check one)  Yes        NO  X
                                                    ---       ---

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)




                                    CONTENTS



Part I - Financial Information
------------------------------

     Item  1.  Financial  Statements

     Item 2. Management's Discussion & Analysis of Financial Condition and Results of Operations

Part II - Other Information
---------------------------

     Item  1.  Legal Proceedings

     Item  2.  Changes in Securities

     Item  3.  Defaults On Senior Securities

     Item  4.  Submission of Matters to a Vote of Security Holders

     Item  5.  Other Matters

     Item  6.  Exhibits and Reports on Form 8-K

Signatures
----------

PART  I - FINANCIAL INFORMATION

ITEM  1.  FINANCIAL  STATEMENTS



                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                              Financial Statements

    Three and Six Months Ended October 31, 2001 and 2000 (Unaudited) and the
     Period May 27, 1997 (Date of Inception) to October 31, 2001 (Unaudited)





                                    CONTENTS


Financial  Statements:

  Condensed Balance Sheet as of October 31, 2001 (Unaudited). . . . . . . . . .1
  Condensed Statements of Operations for the Three and Six Months Ended
    October 31, 2001 and 2000 (Unaudited) and for the Period May 27, 1997
    (Date of Inception) to October 31, 2001 (Unaudited). . . . . . . . . . . . 2
  Condensed Statements of Changes in Stockholders' Equity for the Period
    May 27, 1997 (Date of Inception) to October 31, 2001 (Unaudited). . . . .3-5
  Condensed Statements of Cash Flows for the Six Months Ended October 31,
    2001 and 2000 (Unaudited) and for the Period May 27, 1997 (Date of
    Inception) to October 31, 2001 (Unaudited). . . . . . . . . . . . . . . . .6
  Notes to Condensed Financial Statements. . . . . . . . . . . . . . . . . . . 7

                              Mass Megawatts Power, Inc.
                           (A Development Stage Enterprise)

                               Condensed Balance Sheet

                             October 31, 2001 (Unaudited)



ASSETS
Current assets:
    Cash                                                             $21,193

Equipment, net of accumulated depreciation                            13,967
                                                                ------------


                                                                $     35,160
                                                                ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable, trade                                     $      4,570
                                                                ------------

Stockholders' equity:
    Common stock; no par value; 2,200,000 shares authorized;
      2,034,540 shares issued and outstanding                        554,301
    Deficit accumulated during development stage                   (523,711)
                                                                ------------
Total stockholders' equity                                            30,590
                                                                ------------


                                                                     $35,160
                                                                ============


The accompanying notes are an integral part of the condensed financial
statements.                                                                    1

                                 Mass Megawatts Power, Inc.
                              (A Development Stage Enterprise)

                       Condensed Statements of Operations (Unaudited)




                                                                                   May 27,
                           Three  Months  Ended         Six  Months  Ended     1997 (Date of
                              October  31,                  October  31,       Inception) to
                         -----------------------  ----------------------------  October 31,
                            2001         2000           2001          2000          2001
                         -----------  -----------  ---------------  -----------  -----------
Revenues:
  Other income           $      252   $      143   $          915   $      235   $    2,940
                         -----------  -----------  ---------------  -----------  -----------


Expenses:
  Operating costs and
    expenses                104,706       38,105          262,074       83,241      523,518
  Depreciation                  855                         1,710                     3,133
                         -----------  -----------  ---------------  -----------  -----------
                            105,561       38,105          263,784       83,241      526,651
                         -----------  -----------  ---------------  -----------  -----------


Net loss                 $ (105,309)  $  (37,962)  $     (262,869)  $  (83,006)  $ (523,711)
                         ===========  ===========  ===============  ===========  ===========


Net loss per share       $     (.05)  $     (.02)  $         (.13)  $     (.05)  $     (.29)
                         ===========  ===========  ===============  ===========  ===========


Weighted average number
  of  common shares       2,025,344    1,842,958        1,974,548    1,841,564    1,837,470
                         ===========  ===========  ===============  ===========  ===========


The accompanying notes are an integral part of the condensed financial
statements.                                                                    2

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

             Condensed Statements of Changes in Stockholders' Equity

 For the Period May 27, 1997 (Date of Inception) to October 31, 2001 (Unaudited)


                                                      Deficit
                                                    Accumulated
                                  Common  Stock       During
                               -------------------  Development
                                 Shares     Amount     Stage     Total
                               -----------------------------------------
Balance, May 27, 1997                  0   $     0   $      0   $     0

Issuance of common stock in
  settlement of a payable
  (June 1997)                  1,800,000     3,744                3,744

Net loss for the period                                (1,584)   (1,584)
                               -----------------------------------------

Balance, April 30, 1998        1,800,000     3,744     (1,584)    2,160

Net loss for the year                                  (1,905)   (1,905)
                               -----------------------------------------

Balance, April 30, 1999        1,800,000     3,744     (3,489)      255

Issuance of common stock for
  cash (April 2000)*              40,200    90,450               90,450

Net loss for the year                                  (8,142)   (8,142)
                               -----------------------------------------

Balance, April 30, 2000        1,840,200    94,194    (11,631)   82,563

Issuance of common stock for
  cash (October 2000)*             9,300    20,925               20,925

Issuance of common stock for
  cash (November 2000)*           12,700    28,575               28,575

Issuance of common stock for
  services (November 2000)*        3,843     8,647                8,647

Issuance of common stock for
  cash (December 2000)*           13,228    29,763               29,763

Issuance of common stock for
  services (December 2000)*          310       698                  698


The accompanying notes are an integral part of the condensed financial
statements.                                                                    3

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

             Condensed Statements of Changes in Stockholders' Equity

 For the Period May 27, 1997 (Date of Inception) to October 31, 2001 (Unaudited)


                                                       Deficit
                                                     Accumulated
                                  Common  Stock        During
                              --------------------- Development
                                Shares     Amount      Stage      Total
                              ------------------------------------------

Issuance of common stock for
  a vehicle (December 2000)*      6,500     14,625               14,625

Issuance of common stock for
  cash (January 2001)*            1,074      2,417                2,417

Issuance of common stock for
  services (January 2001)*        1,138      2,561                2,561

Issuance of common stock for
  cash (February 2001)*           9,045     20,350               20,350

Issuance of common stock for
  services (February 2001)*         400        900                  900

Issuance of common stock for
  cash (March 2001)*              9,150     20,588               20,588

Issuance of common stock for
  services (March 2001)*             91        205                  205

Issuance of common stock for
  a computer (March 2001)*        1,100      2,475                2,475

Issuance of common stock for
  cash (April 2001)*             14,176     31,896               31,896

Issuance of common stock for
  services (April 2001)*          2,048      4,607                4,607

Net loss for the year                               (249,211)  (249,211)
                              ------------------------------------------

Balance, April 30, 2001       1,924,303    283,426  (260,842)    22,584


The accompanying notes are an integral part of the condensed financial
statements.                                                                    4

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

             Condensed Statements of Changes in Stockholders' Equity

 For the Period May 27, 1997 (Date of Inception) to October 31, 2001 (Unaudited)


                                                             Deficit
                                                           Accumulated
                                        Common  Stock        During
                                    --------------------   Development
                                      Shares      Amount      Stage      Total
                                    --------------------------------------------

Issuance of common stock for
  cash (May 2001)*                     54,903     123,532               123,532

Issuance of common stock for
  services (May 2001)*                 15,014      33,781                33,781

Issuance of common stock for
  cash (June 2001)*                     9,963      22,417                22,417

Issuance of common stock for
  cash (July 2001)*                     1,000       2,250                 2,250

Issuance of common stock for
  services (July 2001)*                 3,145       7,076                 7,076

Issuance of common stock for
  cash at $3.12 per share (August
  2001)                                 6,212      19,381                19,381

Issuance of common stock for
  services at $3.12 per share
  (September 2001)                     20,000      62,438                62,438

Net loss for the period                                     (262,869)  (262,869)
                                    --------------------------------------------

Balance, October 31, 2001           2,034,540   $ 554,301  $(523,711)   $30,590
                                    ============================================


*Common stock issued at $2.25 per share.


The accompanying notes are an integral part of the condensed financial
statements.                                                                    5

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                 Condensed Statements of Cash Flows (Unaudited)



                                                                           May 27,
                                                   Six Months Ended     1997 (Date of
                                                      October 31,       Inception) to
                                               ------------------------  October 31,
                                                  2001          2000         2001
                                               --------------------------------------
OPERATING ACTIVITIES
     Net loss                                  $    (262,869)  $(83,006)  $ (523,711)
                                               --------------------------------------
     Issuance of common stock in exchange for
     services and operating expenses                 103,295                 124,657
     Depreciation                                      1,710                   3,133
     Adjustments to reconcile net loss to net
     cash used by operating activities:
     Increase in prepaid assets                                  (3,000)
     (Decrease) increase in:
     Accounts payable                                (28,910)     3,988        4,570
     Accrued expenses                                             (456)
                                               --------------------------------------
     Total adjustments                                76,095        532      132,360
                                               --------------------------------------
     Net cash used by operating activities          (186,774)   (82,474)    (391,351)
                                               --------------------------------------

FINANCING ACTIVITIES
  Proceeds from issuance of common stock             167,580     20,925      412,544
                                               --------------------------------------

NET (DECREASE) INCREASE IN CASH                      (19,194)   (61,549)      21,193

CASH AT BEGINNING OF PERIOD                           40,387     83,381
                                               --------------------------------------

CASH AT END OF PERIOD                          $      21,193   $ 21,832   $   21,193
                                               ======================================

SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW  INFORMATION:
     During the year ended April 30, 2001, the Company exchanged 7,600 shares of common stock valued at $17,100 for a vehicle and a computer.


The accompanying notes are an integral part of the condensed financial
statements.                                                                    6

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                     Notes to Condensed Financial Statements

    Three and Six Months Ended October 31, 2001 and 2000 (Unaudited) and the
     Period May 27, 1997 (Date of Inception) to October 31, 2001 (Unaudited)




1.   CONDENSED FINANCIAL STATEMENTS

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three- and six-month periods ended October 31, 2001 and 2000 and the period May 27, 1997 (date of inception) to October 31, 2001, (b) the financial position at October 31, 2001, and (c) cash flows for the six-month periods ended October 31, 2001 and 2000 and the period May 27, 1997 (date of inception) to October 31, 2001, have been made.

The unaudited condensed financial statements and notes are presented as permitted by Form 10-QSB. Accordingly, certain information and note disclosures normally included in condensed financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying condensed financial statements and notes should be read in conjunction with the audited condensed financial statements and notes of the Company for the fiscal year ended April 30, 2001. The results of operations for the three- and six-month periods ended October 31, 2001 and 2000 are not necessarily indicative of those to be expected for the entire year.

Certain minor reclassifications have been made in the October 31, 2001 condensed financial statements.


2.   GOING CONCERN

The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities. In the ordinary course of business, operating losses have been incurred each period since inception, resulting in an accumulated deficit of approximately $524,000 and negative cash flows from operations of approximately $187,000 for the six-month period ended October 31, 2001. Currently, management is soliciting additional equity investors to fund these losses. However, these conditions raise substantial doubt about the Company's ability to continue as a going concern. The condensed financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

PART I - FINANCIAL INFORMATION

ITEM 2.  MANAGEMENT'S DISCUSSION & ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATION

THIS FILING CONTAINS FORWARD-LOOKING STATEMENTS. THE WORDS "ANTICIPATED," "BELIEVE," "EXPECT," "PLAN," "INTEND," "SEEK," "ESTIMATE," "PROJECT," "WILL," "COULD," "MAY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, AMONG OTHERS, INFORMATION REGARDING FUTURE OPERATIONS, FUTURE CAPITAL EXPENDITURES, AND FUTURE NET CASH FLOW. SUCH STATEMENTS REFLECT THE COMPANY'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS, CHANGES IN FOREIGN, POLITICAL, SOCIAL, AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, THE ABILITY TO ACHIEVE FURTHER MARKET PENETRATION AND ADDITIONAL CUSTOMERS, AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCUR, OR SHOULD UNDERLYING ASSUMPTIONS PROVE TO BE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY AND ADVERSELY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, OR OTHERWISE INDICATED. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE IN THIS FILING ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE OF THE ACTUAL RESULTS OR DEVELOPMENTS.

Mass Megawatts Power, Inc. (the "Company") cautions readers that in addition to important factors described elsewhere, the following important facts, among others, sometimes have affected, and in the future could affect, the Company's actual results, and could cause the Company's actual results during 2001 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company.

The Company has not had revenues from operations since its inception, but anticipates raising funds in the near future. Specifically, the Company plans to file a registration statement under the Securities Act of 1933 on Form SB-2, registering shares of its common capital to raise up to $200,000. The Company anticipates that approximately $120,000 of this money will be used to develop a full-scale power plant prototype to be utilized for manufacturing. The Company also anticipates that approximately $20,000 will be used toward the test and data analysis and approximately $60,000 will be used for administration, working capital, marketing, and advertising.

The Company believes that it has sufficient funds to fund its operations for a minimum of six months following October 31, 2001. Although no assurance can be given, the Company expects to raise $200,000 from the Form SB-2 filing and, with those funds, expects to be able to fund its operations for an additional six months. Without the additional equity investors, there is substantial doubt about the Company's ability to continue as a going concern.

The Company shows a loss in the most recent fiscal quarter. The loss was related mostly to the development of a prototype, including engineering work. Other costs include development of site locations for future projects, as well as administrative expenses.

The Company has only two years of operating results and much uncertainty exists about the Company's future as a result of the lack of historical operating data for several years. The lack of long-term experience in new product development could have an adverse impact on the Company.

However, as far as the Company's market share is concerned, there is expected to be little significant negative impact on the Company's operating results from any changes in the underlying economics of the industry within the next 12 months; the market for electricity is large enough, whereas the Company's overall market share objective has little or no impact on the much larger electricity market.

The wind industry is favorably impacted by new legislation and regulations toward a cleaner air environment. This trend toward wind generated electricity continues to grow, particularly in view of the non-polluting nature of wind generation and its endless renewable source. However, there remains some uncertainty on whether or not the federal or state governments will continue with favorable environmental legislation despite popular support toward renewable energy.

The electric power industry is undergoing a period of deregulation and restructuring that is similar to the telecommunication deregulation of the 1980's. It is impossible to predict whether this change will have a favorable or negative impact for the industry as a whole. However, restructuring can present more advantages and opportunities for the Company's very competitive product in competing vigorously in the new marketplace.


OPERATION  SUMMARY

The highest priority will continue to be constructing power plant prototypes in the near future. New parts from earlier versions may be needed and there is cash reserved for potential contingencies.

The next priority is our marketing program. The first effort will be toward developing strategic alliances with other wind power developers who have done the initial steps of zoning, financing, and other requirements toward developing successful wind energy projects. The developers would benefit from the Company's new and more cost effective product.

As our next priority, working capital and administrative support will be used for contingencies on an "as needed" basis.

On November 12, 2001, the Company was cleared by the NASD to begin public trading. The Company's ticker symbol is MMGW and can be found on the Over The Counter Bulletin Board, more commonly described as OTC-BB: MMGW. Also, recent news articles on the Company, and the latest developments of its first prototype, can be found on the front page of the business section of the November 6, 2001 Telegram and Gazette, and on the front page of the November 1, 2001 Daily Southbridge News.

The Company is planning to build a full size MAT (Multiaxis Turbosystem), which has dimensions as follows: 130' x 80' x 40', consisting of 512 three-feet diameter blades that are mounted vertically on shafts that power the generators located at the bottom of the turbine. The lattice structure of the MAT provides for a definite advantage in its stiffness to weight ratio and reduces the weight by a very substantial 50 percent.

The theory behind using numerous smaller blades rather than three large blades, as is found in current wind turbines, is best explained by the following analysis. As the output increases with the square of the length, the weight of the blade using the same material and design increases with the cube of the length. In other words, a rotor ten times the diameter will weigh a thousand times as much and only capture a hundred times as much wind. In short, a rotor that is ten times larger, as found in current turbines, is capturing one-tenth the amount of energy in the wind when compared to its mass.

The final design of the MAT was the result of over ten long years of diligent research, evaluation, and analysis of current wind turbines. The focus of this research specifically addressed the problems with vertical axis turbines. A wind tunnel was constructed in Worcester, Massachusetts, which can bring airflow to a desired velocity to test and analyze the blades for structural and mechanical properties, as well as power curve measurements.

One MAT in a class V wind zone, an annual wind average of 15 mph, can produce one million kilowatt hours of electricity in one year. In other words, enough energy to supply 150 homes with energy for one year. In a class VI wind zone, such as some mountain passes in Southern California where wind farms have been existing for over 20 years, one MAT can supply enough power for 200 to 300 homes annually.

EMPLOYEES

As of October 31, 2001, the Company had 3 employees, 2 of which are employed on a part-time basis. The Company has retained all other members of the management team as consultants. The Company believes its employee relations to be good and no significant changes in the number of employees are expected.


STRATEGY  AND  MARKETING

The Company plans to approach the simplest method of initial market penetration and then sell directly to the California Power Exchange. The Company will try to avoid difficulties of evaluating wind resources, obtaining siting, financing, and locating potential purchasers of power plants by redeveloping abandoned or obsolete wind farms. Our strategy places turbines in high wind areas where the purchase contracts from utilities for wind energy are already available.

DISTRIBUTION

Although little marketing is required for profitable trades on the power exchanges, the Company will at some time in the future seek a higher price for each kilowatt/hour sold. When the Company pursues this effort, sales and service activities will be handled through strategic alliances with new and emerging electric power brokers, which have formed as a result of deregulation in the retail sale of electricity. Power brokers buy blocks of electricity in megawatt/hour units. For example, a power broker would enter into a contract to purchase 10,000 megawatts/hours of electricity for $400,000 over a period of one year and provides a five percent non-refundable deposit on each block of electricity reserved for future purchase. Such brokers include All Energy, Green Mountain Resources, and Energy Vision. Electricity choice, which helps negotiate consumer electric sales, is another marketing resource for the Company's products. The Company will aggressively promote its products to brokers, focusing on cost savings and environmental benefits. It will also solicit bids from power brokers, most of whom are registered in the states in which they do business. Compensation to brokers is straightforward and is typically a percentage of power sales.

PART II - OTHER INFORMATION

ITEM 1.   LEGAL PROCEEDINGS

During the three- and six-month periods ended October 31, 2001, there were no legal proceedings against the Company.

ITEM 2.   CHANGES IN SECURITIES

During the three- and six-month periods ended October 31, 2001, there was no modification of any instruments defining the rights of holders of the Company's common stock and no limitation or qualification of the rights evidenced by the Company's common stock as a result of the issuance of any other class of securities or the modification thereof.

During the six months ended October 31, 2001, the Company issued the following shares of stock:

     Common stock for cash at $2.25 per share (May 2001)               54,903
     Common stock for services at $2.25 per share (May 2001)           15,014
     Common stock for cash at $2.25 per share (June 2001)               9,963
     Common stock for cash at $2.25  per share (July 2001)              1,000
     Common stock for services at $2.25 per share (July 2001)           3,145
     Common stock for cash at $3.12 per share (August 2001)             6,212
     Common stock for services at $3.12 per share (September 2001)     20,000

The stock was valued at its fair market value. These shares are not registered under the Securities Act of 1933 and have been offered under an exemption for offerings not involving a public offering.

ITEM 3.   DEFAULTS ON SENIOR SECURITIES

During the three- and six-month periods ended October 31, 2001, the Company was not in default on any of its indebtedness.

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

During the three- and six-month periods ended October 31, 2001, the Company did not submit any matters to a vote of its security holders.

ITEM 5.   OTHER MATTERS

Claim for Shares

In May 1999, the Company purportedly executed a document with an individual who represented he had valuable technology and patents relevant to our business which he would transfer to the Company, and represented that he would and assist the Company in financing activities. Under this document, the Company would transfer share of capital stock to the individual in exchange for the patents and technology and his services in connection with financing. We subsequently determined that this individual's representation that he had valuable patents and technology relevant to our business was fraudulent. We did not receive any material services from this individual relating to our financing activities, and never received any financing from sources introduced by this individual. The individual is now claiming the right to 20% of our outstanding shares under this document. We do not believe we have an obligation to issue any shares to this individual. Our counsel has reviewed the matter and advised us it is highly unlikely this individual would recover a material number of shares if he brought a lawsuit against us. We are aware of an identical contemporaneous document giving a second individual the right to 10% of our shares for the same consideration. No claim has been made based on the second document. If a claim were made, our conclusions regarding the validity and likelihood of success would be the same as they are with respect to the first claim.

ITEM 6.   EXHIBITS AND REPORTS ON FORM 8-K

(a)  Exhibits - None

(b)  Reports on Form 8-K - None

SIGNATURES
----------

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereto duly authorized:
                                             MASS MEGAWATTS POWER, INC.



Dated: December 17, 2001                        By:  /s/  Jodi A. Vizzo
       ------------------                            ---------------------------
                                                     Jodi A. Vizzo
                                                     Director


Dated: December 17, 2001                        By:  /s/  Allison Gray
       ------------------                            ---------------------------
                                                     Allison Gray
                                                     Director


Dated: December 17, 2001                        By:  /s/  Jonathan Ricker
       ------------------                            ---------------------------
                                                     Jonathan Ricker
                                                     Chairman and Chief
                                                     Executive Officer

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549
                                   FORM 10-QSB/A
             [ X ]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.
                 For the quarterly period ended January 31, 2002

             [   ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.
        For the transition period from ________, 20__, to ________, 20__.

                        Commission File Number 000-32465
                                               ---------

                           MASS MEGAWATTS WIND POWER, INC.
                           --------------------------
               (Exact Name of Registrant as Specified in Charter)

           Massachusetts                              04-3402789
           -------------                              ----------
   (State or Other Jurisdiction of     (I.R.S. Employer Identification Number)
   Incorporation  or  Organization)

                     11 Maple Avenue, Shrewsbury, MA  01545
                     --------------------------------------
                    (Address of Principal Executive Offices)

                                 (508) 942-3531
                                 --------------
              (Registrant's Telephone Number, Including Area Code)




Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and
(2)  has  been  subject  to  such  filing  requirements  for  the  past 90 days.

                           X  YES           NO
                          ---           ---

There were 2,075,210 shares of the Registrant's no par value common stock outstanding as of January 31, 2002.

Transitional  Small  Business  Format (check one)   Yes       NO  X
                                                        ---      ---

                           Mass Megawatts Wind Power, Inc.
                          (A Development Stage Enterprise)


                                    CONTENTS



Part  I  -  Financial  Information
----------------------------------

     Item  1.     Financial  Statements

     Item 2. Management's Discussion & Analysis of Financial Condition and Results of Operations

Part  II  -  Other  Information
-------------------------------

     Item  1.     Legal  Proceedings

     Item  2.     Changes  in  Securities

     Item  3.     Defaults  On  Senior  Securities

     Item  4.     Submission  of  Matters  to  a  Vote  of  Security  Holders

     Item  5.     Other  Matters

     Item  6.     Exhibits  and  Reports  on  Form  8-K

Signatures
----------

PART  I  -  FINANCIAL  INFORMATION

ITEM  1.     FINANCIAL  STATEMENTS


                           Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                              Financial Statements

    Three and Nine Months Ended January 31, 2002 and 2001 (Unaudited) and the
     Period May 27, 1997 (Date of Inception) to January 31, 2002 (Unaudited)





                                    CONTENTS


Financial  Statements:

  Condensed Balance Sheet as of January 31, 2002 (Unaudited) . . . . . . . .   1
  Condensed Statements of Operations for the Three and Nine Months Ended
    January 31, 2002 and 2001 (Unaudited) and for the Period May 27, 1997
    (Date of Inception) to January 31, 2002 (Unaudited). . . . . . . . . . .   2
  Condensed Statements of Changes in Stockholders' Equity for the Period
    May 27, 1997 (Date of Inception) to January 31, 2002 (Unaudited) . . . . 3-6
  Condensed Statements of Cash Flows for the Nine Months Ended January 31,
    2002 and 2001 (Unaudited) and for the Period May 27, 1997 (Date of
    Inception) to January 31, 2002 (Unaudited) . . . . . . . . . . . . . . . . 7
  Notes to Condensed Financial Statements. . . . . . . . . . . . . . . . . . . 8

                           Mass Megawatts Wind Power, Inc.
                          (A Development Stage Enterprise)
                             Condensed Balance Sheet

                          January 31, 2002 (Unaudited)


ASSETS
Current assets:
  Cash                                                      $  47,096

Equipment, net of accumulated depreciation                     13,112
                                                            ----------


                                                            $  60,208
                                                            ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable, trade                                   $  25,628
                                                            ----------

Stockholders' equity:
  Common stock; no par value; 2,200,000 shares authorized;
    2,075,210 shares issued and outstanding                   757,651
  Deficit accumulated during development stage               (723,071)
                                                            ----------
Total stockholders' equity                                     34,580
                                                            ----------


                                                            $  60,208
                                                            ==========

The accompanying notes are an integral part of the condensed financial statements.

                               Mass Megawatts Wind Power, Inc.
                              (A Development Stage Enterprise)

                     Condensed Statements of Operations (Unaudited)


                                                                               May  27,
                            Three Months Ended          Nine Months Ended   1997 (Date of
                                January 31,               January  31,      Inception) to
                         ------------------------  ------------------------  January 31,
                             2002         2001         2002         2001         2002
                         -----------  -----------  -----------  -----------  -----------
Revenues:
  Other income           $      159   $      148   $    1,074   $      383   $    3,099
                         -----------  -----------  -----------  -----------  -----------

Expenses:
  Operating costs and
    expenses                198,664       72,091      460,738      155,332      722,182
  Depreciation                  855          244        2,565          244        3,988
                         -----------  -----------  -----------  -----------  -----------
                            199,519       72,335      463,303      155,576      726,170
                         -----------  -----------  -----------  -----------  -----------


Net loss                 $ (199,360)  $  (72,187)  $ (462,229)  $ (155,193)  $ (723,071)
                         ===========  ===========  ===========  ===========  ===========


Net loss per share       $     (.09)  $     (.04)  $     (.23)  $     (.08)  $     (.39)
                         ===========  ===========  ===========  ===========  ===========


Weighted average number
  of common shares        2,043,698    1,870,428    1,997,648    1,860,124    1,848,599
                         ===========  ===========  ===========  ===========  ===========

The accompanying notes are an integral part of the condensed financial statements.

                           Mass Megawatts Wind Power, Inc.
                          (A Development Stage Enterprise)

             Condensed Statements of Changes in Stockholders' Equity

 For the Period May 27, 1997 (Date of Inception) to January 31, 2002 (Unaudited)


                                                      Deficit
                                                    Accumulated
                                   Common Stock       During
                               -------------------- Development
                                 Shares     Amount     Stage     Total
                               ----------  --------  ---------  -------
Balance, May 27, 1997          $       0   $     0   $      0   $     0

Issuance of common stock in
  settlement of a payable
  (June 1997)                  1,800,000     3,744                3,744

Net loss for the period                                (1,584)   (1,584)
                               ----------  --------  ---------  -------

Balance, April 30, 1998        1,800,000     3,744     (1,584)    2,160

Net loss for the year                                  (1,905)   (1,905)
                               ----------  --------  ---------  -------

Balance, April 30, 1999        1,800,000     3,744     (3,489)      255

Issuance of common stock for
  cash (April 2000)*              40,200    90,450               90,450

Net loss for the year                                  (8,142)   (8,142)
                               ----------  --------  ---------  -------

Balance, April 30, 2000        1,840,200    94,194    (11,631)   82,563

Issuance of common stock for
  cash (October 2000)*             9,300    20,925               20,925

Issuance of common stock for
  cash (November 2000)*           12,700    28,575               28,575

Issuance of common stock for
  services (November 2000)*        3,843     8,647                8,647

Issuance of common stock for
  cash (December 2000)*           13,228    29,763               29,763

Issuance of common stock for
  services (December 2000)*          310       698                  698


The accompanying notes are an integral part of the condensed financial statements.

                           Mass Megawatts Wind Power, Inc.
                          (A Development Stage Enterprise)

             Condensed Statements of Changes in Stockholders' Equity

 For the Period May 27, 1997 (Date of Inception) to January 31, 2002 (Unaudited)


                                                     Deficit
                                                   Accumulated
                                  Common Stock        During
                              --------------------- Development
                                Shares     Amount      Stage    Total
                              ----------  ---------  ---------  --------
Issuance of common stock for
  a vehicle (December 2000)*      6,500     14,625                14,625

Issuance of common stock for
  cash (January 2001)*            1,074      2,417                 2,417

Issuance of common stock for
  services (January 2001)*        1,138      2,561                 2,561

Issuance of common stock for
  cash (February 2001)*           9,045     20,350                20,350

Issuance of common stock for
  services (February 2001)*         400        900                   900

Issuance of common stock for
  cash (March 2001)*              9,150     20,588                20,588

Issuance of common stock for
  services (March 2001)*             91        205                   205

Issuance of common stock for
  a computer (March 2001)*        1,100      2,475                 2,475

Issuance of common stock for
  cash (April 2001)*             14,176     31,896                31,896

Issuance of common stock for
  services (April 2001)*          2,048      4,607                 4,607

Net loss for the year                                (249,211)  (249,211)
                              ----------  ---------  ---------  --------

Balance, April 30, 2001       1,924,303    283,426   (260,842)    22,584

The accompanying notes are an integral part of the condensed financial statements.


                              Mass Megawatts Wind Power, Inc.
                             (A Development Stage Enterprise)

               Condensed Statements of Changes in Stockholders' Equity

   For the Period May 27, 1997 (Date of Inception) to January 31, 2002 (Unaudited)


                                                           Deficit
                                                         Accumulated
                                         Common Stock       During
                                    --------------------- Development
                                      Shares     Amount      Stage     Total
                                    ----------  ---------  ---------  -------
Issuance of common stock for
  cash (May 2001)*                     54,903    123,532              123,532

Issuance of common stock for
  services (May 2001)*                 15,014     33,781               33,781

Issuance of common stock for
  cash (June 2001)*                     9,963     22,417               22,417

Issuance of common stock for
  cash (July 2001)*                     1,000      2,250                2,250

Issuance of common stock for
  services (July 2001)*                 3,145      7,076                7,076

Issuance of common stock for
  cash at $3.12 per share (August
  2001)                                 6,212     19,381               19,381

Issuance of common stock for
  services at $3.12 per share
  (September 2001)                     20,000     62,438               62,438

Net loss for the period                                    (262,869) (262,869)
                                    ----------  ---------  ---------  -------

Balance, October 31, 2001           2,034,540    554,301   (523,711)   30,590

Issuance of common stock for
  cash at $5.00 per share
  (November 2001)                       1,800      9,000                9,000

The accompanying notes are an integral part of the condensed financial statements.

                           Mass Megawatts Wind Power, Inc.
                          (A Development Stage Enterprise)

             Condensed Statements of Changes in Stockholders' Equity

 For the Period May 27, 1997 (Date of Inception) to January 31, 2002 (Unaudited)


                                                       Deficit
                                                     Accumulated
                                   Common Stock        During
                                -------------------  Development
                                 Shares     Amount     Stage       Total
                                ---------  --------  ----------  ----------
Issuance of common stock for
  services at $5.00 per share
  (December 2001)                     180       900                    900

Issuance of common stock for
  cash at $5.00 per share
  (December 2001)                  38,690   193,450          -     193,450

Net loss for the period                               (199,360)   (199,360)
                                ---------  --------  ----------  ----------

Balance, January 31, 2002       2,075,210  $757,651  $(723,071)  $  34,580
                                =========  ========  ==========  ==========

*Common  stock  issued  at  $2.25  per  share.

The accompanying notes are an integral part of the condensed financial statements.

                           Mass Megawatts Wind Power, Inc.
                          (A Development Stage Enterprise)

                 Condensed Statements of Cash Flows (Unaudited)


                                                                      May 27,
                                               Nine Months Ended   1997 (Date of
                                                   January 31,     Inception) to
                                             ----------------------  January 31,
                                                2002        2001        2002
                                             ----------  ----------  ----------
OPERATING ACTIVITIES
  Net loss                                   $(462,229)  $(155,193)  $(723,071)
                                             ----------  ----------  ----------
  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Issuance of common stock in exchange
        for services and operating expenses    104,195      11,906     125,557
      Depreciation                               2,565         244       3,988
      (Decrease) increase in:
        Accounts payable                        (7,852)      3,711      25,628
        Accrued expenses                                      (456)
                                             ----------  ----------  ----------
  Total adjustments                             98,908      15,405     155,173
                                             ----------  ----------  ----------
  Net cash used by operating activities       (363,321)   (139,788)   (567,898)
                                             ----------  ----------  ----------

FINANCING ACTIVITIES
  Proceeds from issuance of common stock       370,030      81,680     614,994
                                             ----------  ----------  ----------

NET INCREASE (DECREASE) IN CASH                  6,709     (58,108)     47,096

CASH AT BEGINNING OF PERIOD                     40,387      83,381
                                             ----------  ----------  ----------

CASH AT END OF PERIOD                        $  47,096   $  25,273   $  47,096
                                             ==========  ==========  ==========

SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW  INFORMATION:
     During the year ended April 30, 2001, the Company exchanged 7,600 shares of common stock valued at $17,100 for a vehicle and a computer.

The accompanying notes are an integral part of the condensed financial statements.

                           Mass Megawatts Wind Power, Inc.
                          (A Development Stage Enterprise)

                     Notes to Condensed Financial Statements

    Three and Nine Months Ended January 31, 2002 and 2001 (Unaudited) and the
     Period May 27, 1997 (Date of Inception) to January 31, 2002 (Unaudited)


1.     CONDENSED  FINANCIAL  STATEMENTS

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three- and nine-month periods ended January 31, 2002 and 2001 and the period May 27, 1997 (date of inception) to January 31, 2002, (b) the financial position at January 31, 2002, and (c) cash flows for the nine-month periods ended January 31, 2002 and 2001 and the period May 27, 1997 (date of inception) to January 31, 2002, have been made.

The unaudited condensed financial statements and notes are presented as permitted by
Form 10-QSB. Accordingly, certain information and note disclosures normally included in condensed financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying condensed financial statements and notes should be read in conjunction with the audited financial statements and notes of the Company for the fiscal year ended April 30, 2001. The results of operations for the three- and nine-month periods ended January 31, 2002 are not necessarily indicative of those to be expected for the entire year.

Certain minor reclassifications have been made in the 2001 condensed financial statements to conform to the classifications used in 2002.


2.     GOING  CONCERN

The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities. As the Company has no revenues from operations, operating losses have been incurred each period since inception, resulting in an accumulated deficit of approximately $(723,000) and negative cash flows from operations of approximately $(363,000) for the nine-month period ended January 31, 2002. Currently, management is soliciting additional equity investors to fund these losses until such time as revenues can be generated from operations. However, these conditions raise substantial doubt about the Company's ability to continue as a going concern. The condensed financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

PART  I  -  FINANCIAL  INFORMATION

ITEM  2.    MANAGEMENT'S  DISCUSSION  &  ANALYSIS  OF
            FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATION

THIS FILING CONTAINS FORWARD-LOOKING STATEMENTS. THE WORDS "ANTICIPATED," "BELIEVE," "EXPECT," "PLAN," "INTEND," "SEEK," "ESTIMATE," "PROJECT," "WILL," "COULD," "MAY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, AMONG OTHERS, INFORMATION REGARDING FUTURE OPERATIONS, FUTURE CAPITAL EXPENDITURES, AND FUTURE NET CASH FLOW. SUCH STATEMENTS REFLECT THE COMPANY'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS, CHANGES IN FOREIGN, POLITICAL, SOCIAL, AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, THE ABILITY TO ACHIEVE FURTHER MARKET PENETRATION AND ADDITIONAL CUSTOMERS, AND VARIOUS OTHER MATTERS, MANY OF WHICH
ARE BEYOND THE COMPANY'S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCUR, OR SHOULD UNDERLYING ASSUMPTIONS PROVE TO BE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY AND ADVERSELY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, OR OTHERWISE INDICATED. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE IN THIS FILING ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE OF THE ACTUAL RESULTS OR DEVELOPMENTS.

Mass Megawatts Power, Inc. (the "Company") cautions readers that in addition to important factors described elsewhere, the following important facts, among others, sometimes have affected, and in the future could affect, the Company's actual results, and could cause the Company's actual results during 2002 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company.

The Company has not had revenues from operations since its inception, but anticipates raising funds in the near future. Specifically, the Company plans to file a private placement memorandum under the Securities Act of 1933 under Regulation D, Rule 506, selling shares of its common stock to raise up to $200,000. The Company anticipates that approximately $120,000 of this money will be used to develop a full-scale power plant prototype to be utilized for manufacturing. The Company also anticipates that approximately $20,000 will be used toward the test and data analysis and approximately $60,000 will be used for administration, working capital, marketing, and advertising.

The Company believes that it has sufficient funds to fund its operations for a minimum of three months following January 31, 2002. Although no assurance can be given, the Company expects to raise $200,000 from the private placement offering and, with those funds, expects to be able to fund its operations for an additional three months. Without the additional equity investors, there is substantial doubt about the Company's ability to continue as a going concern.

The Company shows a loss in the most recent fiscal quarter. The loss was related mostly to the development of a prototype, including engineering work. Other costs include development of site locations for future projects, as well as administrative expenses.

The Company has only two years of operating results and much uncertainty exists about the Company's future as a result of the lack of historical operating data for several years. The lack of long-term experience in new product development could have an adverse impact on the Company.

However, as far as the Company's market share is concerned, there is expected to be little significant negative impact on the Company's operating results from any changes in the underlying economics of the industry within the next 12 months; the market for electricity is large enough, whereas the Company's overall market share objective has little or no impact on the much larger electricity market.

The wind industry is favorably impacted by new legislation and regulations toward a cleaner air environment. This trend toward wind generated electricity continues to grow, particularly in view of the non-polluting nature of wind generation and its endless renewable source. However, there remains some uncertainty on whether or not the federal or state governments will continue with favorable environmental legislation despite popular support toward renewable energy.

The electric power industry is undergoing a period of deregulation and restructuring that is similar to the telecommunication deregulation of the 1980's. It is impossible to predict whether this change will have a favorable or negative impact for the industry as a whole. However, restructuring can present more advantages and opportunities for the Company's very competitive product in competing vigorously in the new marketplace.


OPERATION  SUMMARY

The highest priority will continue to be constructing power plant prototypes in the near future. New parts from earlier versions may be needed and there is cash reserved for potential contingencies.

The next priority is our marketing program. The first effort will be toward developing strategic alliances with other wind power developers who have done the initial steps of zoning, financing, and other requirements toward developing successful wind energy projects. The developers would benefit from the Company's new and more cost effective product.

As our next priority, working capital and administrative support will be used for contingencies on an "as needed" basis.

On November 12, 2001, the Company was cleared by the NASD to begin public trading. The Company's ticker symbol is MMGW and can be found on the Over The Counter Bulletin Board, more commonly described as OTC-BB: MMGW. Also, recent news articles on the Company, and the latest developments of its first prototype, can be found on the front page of the business section of the November 6, 2001 Telegram and Gazette, and on the front page of the November 1, 2001 Daily Southbridge News.

The Company is planning to build a full size MAT (Multiaxis Turbosystem), which has dimensions as follows: 130' x 80' x 40', consisting of 512 three-feet diameter blades that are mounted vertically on shafts that power the generators located at the bottom of the turbine. The lattice structure of the MAT provides for a definite advantage in its stiffness to weight ratio and reduces the weight by a very substantial 50 percent.

The theory behind using numerous smaller blades rather than three large blades, as is found in current wind turbines, is best explained by the following analysis. As the output increases with the square of the length, the weight of the blade using the same material and design increases with the cube of the length. In other words, a rotor ten times the diameter will weigh a thousand times as much and only capture a hundred times as much wind. In short, a rotor that is ten times larger, as found in current turbines, is capturing one-tenth the amount of energy in the wind when compared to its mass.

The final design of the MAT was the result of over ten long years of diligent research, evaluation, and analysis of current wind turbines. The focus of this research specifically addressed the problems with vertical axis turbines. A wind tunnel was constructed in Worcester, Massachusetts, which can bring airflow to a desired velocity to test and analyze the blades for structural and mechanical properties, as well as power curve measurements.

One MAT in a class V wind zone, an annual wind average of 15 mph, can produce one million kilowatt hours of electricity in one year. In other words, enough energy to supply 150 homes with energy for one year. In a class VI wind zone, such as some mountain passes in Southern California where wind farms have been existing for over 20 years, one MAT can supply enough power for 200 to 300 homes annually.

EMPLOYEES

As of January 31, 2002, the Company had three employees, two of which are employed on a part-time basis. The Company has retained all other members of the management team as consultants. The Company believes its employee relations to be good and no significant changes in the number of employees are expected.


STRATEGY  AND  MARKETING

The Company plans to approach the simplest method of initial market penetration and then sell directly to the California Power Exchange. The Company will try to avoid difficulties of evaluating wind resources, obtaining siting, financing, and locating potential purchasers of power plants by redeveloping abandoned or obsolete wind farms. Our strategy places turbines in high wind areas where the purchase contracts from utilities for wind energy are already available.

DISTRIBUTION

Although little marketing is required for profitable trades on the power exchanges, the Company will, at some time in the future, seek a higher price for each kilowatt/hour sold. When the Company pursues this effort, sales and service activities will be handled through strategic alliances with new and emerging electric power brokers, which have formed as a result of deregulation in the retail sale of electricity. Power brokers buy blocks of electricity in megawatt/hour units. For example, a power broker would enter into a contract to purchase 10,000 megawatts/hours of electricity for $400,000 over a period of one year and provides a five percent non-refundable deposit on each block of electricity reserved for future purchase. Such brokers include All Energy, Green Mountain Resources, and Energy Vision. Electricity choice, which helps negotiate consumer electric sales, is another marketing resource for the Company's products. The Company will aggressively promote its products to brokers, focusing on cost savings and environmental benefits. It will also solicit bids from power brokers, most of whom are registered in the states in which they do business. Compensation to brokers is straightforward and is typically a percentage of power sales.

PART  II  -  OTHER  INFORMATION


ITEM  1.     LEGAL  PROCEEDINGS

During the three- and nine-month periods ended January 31, 2002, there were no legal proceedings against the Company.


ITEM  2.     CHANGES  IN  SECURITIES

During the three- and nine-month periods ended January 31, 2002, there was no modification of any instruments defining the rights of holders of the Company's common stock and no limitation or qualification of the rights evidenced by the Company's common stock as a result of the issuance of any other class of securities or the modification thereof.

During the nine months ended January 31, 2002, the Company issued the following shares of stock:

     Common stock for cash at $2.25 per share (May 2001)              54,903
     Common stock for services at $2.25 per share (May 2001)          15,014
     Common stock for cash at $2.25 per share (June 2001)              9,963
     Common stock for cash at $2.25 per share (July 2001)              1,000
     Common stock for services at $2.25 per share (July 2001)          3,145
     Common stock for cash at $3.12 per share (August 2001)            6,212
     Common stock for services at $3.12 per share (September 2001)    20,000
     Common stock for cash at $5.00 per share (November 2001)          1,800
     Common stock for services at $5.00 per share (December 2001)        180
     Common stock for cash at $5.00 per share (December 2001)         38,690

The stock was valued at its fair market value. These shares are not registered under the Securities Act of 1933 and have been offered under an exemption for offerings not involving a public offering.


ITEM  3.     DEFAULTS  ON  SENIOR  SECURITIES

During the three- and nine-month periods ended January 31, 2002, the Company was not in default on any of its indebtedness.


ITEM  4.     SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS

During the three- and nine-month periods ended January 31, 2002, the Company did not submit any matters to a vote of its security holders.

ITEM  5.     OTHER  MATTERS

Claim for Shares

In May 1999, the Company purportedly executed a document with an individual who represented that he had valuable technology and patents relevant to the Company's business that he would transfer to the Company, and represented that he would assist the Company in financing activities. Under this document, the Company would transfer shares of capital stock to the individual in exchange for the patents and technology and his services in connection with the financing.
The Company subsequently determined that this individual's representation that he had valuable patents and technology relevant to the Company's business was fraudulent. The Company did not receive any material services from this individual relating to its financing activities, and never received any financing from sources introduced by this individual. The individual is now claiming the right to 20 percent of the Company's outstanding shares under this document. The Company does not believe that it has an obligation to issue any shares to this individual. Counsel of the Company has reviewed the matter and advised the Company that it is highly unlikely that this individual would recover a material number of shares if he brought a lawsuit against the Company. The Company is aware of an identical contemporaneous document giving a second individual the right to ten percent of the Company's shares for the same consideration. No claim has been made based on the second document. If a claim were made, the Company's conclusions regarding the validity and likelihood of success would be the same as they are with respect to the first claim.


ITEM  6.     EXHIBITS  AND  REPORTS  ON  FORM  8-K

(a)     Exhibits  -  None

(b)     Reports  on  Form  8-K  -  None

SIGNATURES
----------

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereto duly authorized:

                                      MASS MEGAWATTS WIND POWER, INC.



Dated:  March 11, 2002                By:  /s/ Jonathan Ricker
        --------------                     ---------------------------------
                                           Jonathan Ricker
                                           Chairman and Chief Executive Officer


Dated:  March 11, 2002                By:  /s/ Allison Gray
        --------------                     ---------------------------------
                                           Allison Gray
                                           Director




Dated:  March 11, 2002                By:  /s/ Jodi A. Vizzo
        --------------                     ---------------------------------
                                           Jodi A. Vizzo
                                           Director

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES


     1.   Disagreements with Accountants on Accounting and Financial Disclosure:

                 None

     2.   Changes  in Registrant's Certifying Accountants.
          (as noted on Form 8K filed  on  July  20,2001)



On July 16 2001, the Registrant engaged the accounting firm of Pender, Newkirk and Company, CPAs as independent accountants for the year ended April 30, 2001 to replace O'Connor, Maloney, and Company, P.C., a CPA firm in Central Massachusetts. O'Connor, Maloney, and Company, P.C., was replaced to comply with the independence issue related to requiring an independent audit for the 10K Securities and Exchange Commission filing. The Registrant's Board of Directors approved the selection of Pender, Newkirk and Company, CPAs as the new independent accountants upon the recommendation of the Registrant's management. Management has not consulted with Pender, Newkirk and Company CPAs on any accounting, auditing or reporting matter.

During the two most recent fiscal years and interim period subsequent to April 30, 2001, there have been no disagreements with O'Connor, Maloney, and Company P.C. on any statement disclosure or auditing scope or procedure or any reportable events.

O'Connor, Maloney, and Company P.C.' report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

                            [Back Cover of Prospecus]

Until _________, 2001 (90 days after the date of this prospectus) all dealers effecting transactions in the common stock, may be required to deliver a prospectus.

PART  II  -  Information  Not  Contained  in  Prosepctus


INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

The Articles of Incorporation generally limit the personal liability of directors for monetary damages for any act or omission in their capacities as directors to the fullest extent permitted by law. In addition, the Company's bylaws provide that the Company shall indemnify and advance or reimburse reasonable expenses incurred by, directors, officers, employees or agents of the Company, to the fullest extent that a Company may grant indemnification to a director under Massachusetts law, and may indemnify such persons to such further extent as permitted by law.


OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

 The following is an itemized statement of the estimated amounts of all expenses payable by the registrant in connection with the registration of the common stock offered hereby:
SEC  filing  fee. . . . . . . . . . . . . . . . .$  200
Blue sky fees and expenses . . . . . . . . . . . . .300
Legal  fees. . . . . . . . . . . . . . . . . . . .3,500
Accounting  fees. . . . . . . . . . . . . . . . . . 500
Printing----------------------------------------  2,000
Copying-----------------------------------------  1,000
Administrative---------------------------------- 10,000
Miscellaneous. . . . . . . . . . . . . . . . . . .2,500
                                                  -----

  Total. . . . . . . . . . . . . . . . . . . . . 20,000

RECENT  SALES  OF  UNREGISTERED  SECURITIES


Between May 1999 and June 2001 we sold an aggregate 208,000 shares of common stock to 166 purchasers, at a price of $2.25 per share. No underwriters or brokers were employed, and we paid no fees in connection with this offering. This offering was exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D, and was registered under Massachusetts law. We also sold 8,500 shares of restricted Common stock for services rendered to employees. In December 2001, 40,000 common shares of stock was sold at $5 a share in a Rule 505 of Regulation D private placement offering. A few months later in March 2002 another 35,000 Common shares of stock was sold with another Rule 505 of Regulation D private placement offering at $4 per share. There are approximately 250 shareholders in Mass Megawatts Wind Power, Inc. in June 2002.



                      INDEX  TO  AND  DESCRIPTION  OF  EXHIBITS

1.   INDEX  TO  EXHIBITS

3-1*      Articles  of  Incorporation

3-2*      Corporate  Bylaws

3-3*      Amendment  to  Increase  Authorization  of  Shares  of  Common  Stock

3-4*      Shareholders  Resolution  for  Increasing  Capital  Stock

3-5*      Board  of  Director's  Resolution  Declaring  Stock  Dividend

3-6* Articles of Amendment to the Corporate Charter Related to Changing the Name of the Corporation from Mass Megawatts, Inc. to Mass Megawatts Power Inc.

3-7*      License  Agreement  with  Windstorm  International

3-8*      Previous  License Agreement Noted in the Grant Section of Agreement in
          Exhibit  3-7

5.1 Opinion of Eckert Seamans Cherin & Mellot, LLC as to the legality of the shares being issued.

23.1      Consent  of  Pender,  Newkirk  and  Company

* Filed as an exhibit to the Registrant's SB-2 filed with the Commission on August 24, 2001 and incorporated herein by reference.

2.   DESCRIPTION  OF  EXHIBITS

     (SEE  ITEM  ONE  ABOVE)


Undertakings.
(a)  The  undersigned  registrant  hereby  undertakes  that  it  will:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; 49

     (iii) To include any additional or changed material information on the plan of distribution;

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c)  The  undersigned  registrant  hereby  undertakes  that  it  will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497 (h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with Section 12 of the Securities and Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly organized.




                                              Mass  Megawatts,  Inc.

                                              /s/  Jonathan  Ricker  President
                                              ----------------------------------
Date:  July 3,2002                       By:  Jonathan  Ricker  President
                                              and  Chief Executive Officer